                                                               Execution Version

                                                                     EXHIBIT 4.1


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                               NATG HOLDINGS, LLC

                                       and

                              ORIUS CAPITAL CORP.,

                                   as Issuers,

                                   ORIUS CORP.

                                       and

                       the other GUARANTORS named herein,

                                 as Guarantors,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee

                               ------------------

                                    INDENTURE

                          Dated as of February 9, 2000



                               ------------------

                   12 3/4% Senior Subordinated Notes due 2010


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
                                                               Execution Version

                              CROSS-REFERENCE TABLE
                              ---------------------

                    TIA                                 Indenture
                  Section                                Section
                  -------                                -------

                  310(a)(1)                               7.10
                  310(a)(2)                               7.10
                  310(a)(3)                               N.A.
                  310(a)(4)                               N.A.
                  310(a)(5)                               7.8; 7.10
                  310(b)                                  7.8; 7.10; 13.2
                  310(c)                                  N.A.
                  311(a)                                  7.11
                  311(b)                                  7.11
                  311(c)                                  N.A.
                  312(a)                                  2.5
                  312(b)                                  13.3
                  312(c)                                  13.3
                  313(a)                                  7.6
                  313(b)(1)                               7.6
                  313(b)(2)                               7.6
                  313(c)                                  7.6; 13.2
                  313(d)                                  7.6
                  314(a)                                  4.8; 4.10; 13.2
                  314(b)                                  N.A.
                  314(c)(1)                               7.2; 13.4; 13.5
                  314(c)(2)                               7.2; 13.4; 13.5
                  314(c)(3)                               N.A.
                  314(d)                                  N.A.
                  314(e)                                  13.5
                  314(f)                                  N.A.
                  315(a)                                  7.1(b)
                  315(b)                                  7.5
                  315(c)                                  7.1
                  315(d)                                  6.5; 7.1(c)
                  315(e)                                  6.11
                  316(a)(last sentence)                   2.9
                  316(a)(1)(A)                            6.5
                  316(a)(1)(B)                            6.4
                  316(a)(2)                               9.5
                  316(b)                                  6.7
                  316(c)                                  9.5
                  317(a)(1)                               6.8
                  317(a)(2)                               6.9



                  317(b)                                  2.4
                  318(a)                                  13.1
                  318(c)                                  13.1

----------------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE dated as of February 9, 2000 among NATG HOLDINGS, LLC, a Delaware limited liability company ("NATG"), and ORIUS CAPITAL CORP., a Delaware corporation (the "Corporate Issuer" and, together with NATG, the "Issuers"), as Issuers, ORIUS CORP., a Florida corporation ("Parent"), and each of the other Guarantors named herein, as Guarantors, and UNITED STATES TRUST COMPANY OF NEW YORK, a banking corporation and trust company organized and existing under the laws of the State of New York, in its capacity as Trustee (the "Trustee").

         The Issuers have duly authorized the creation of an issue of 12 3/4% Senior Subordinated Notes due 2010 and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Issuers and authenticated and delivered hereunder, the valid and binding obligations of the Issuers and to make this Indenture a valid and binding agreement of the Issuers have been done.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1  Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of NATG or at the time it merges or consolidates with or into NATG or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of NATG or such acquisition, merger or consolidation.

         "Acquisition Loans" means all Acquisition Loans under and as defined in the Senior Secured Credit Agreement as in effect on the Issue Date.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing for purposes of Section 4.12, any Person who owns more than 10% of voting equity of a second Person or who is an officer or director of such second Person shall be an Affiliate of such second Person.

         "Affiliate Transaction" has the meaning set forth in Section 4.12.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Asset Acquisition" means (a) an Investment by NATG or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of NATG or shall be merged with or into NATG or any Restricted Subsidiary of NATG or (b) the acquisition by NATG or any Restricted Subsidiary of NATG of the assets of any person (other than a Restricted Subsidiary of NATG) not in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Parent or any Restricted Subsidiary of NATG to any Person other than NATG or any Wholly Owned Restricted Subsidiary of NATG of (a) any Capital Stock of any Restricted Subsidiary of NATG, or (b) any other property or assets of NATG or any Restricted Subsidiary of NATG other than in the ordinary course of business; provided, that Asset Sales shall not include: (i) a transaction or series of related transactions for which NATG or any Restricted Subsidiary of NATG receives aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of NATG as permitted under
Section 5.1, (iii) any sale or other disposition of obsolete assets no longer used or useful in the business of NATG or any of its Restricted Subsidiaries,
(iv) a disposition consisting of the making of a Permitted Investment, the making of a Restricted Payment permitted under Section 4.3 or the liquidation of Cash Equivalents, (v) the leasing or licensing of real or personal property (including intellectual property) in the ordinary course of business for periods not in excess of one year (subject to automatic renewals), (vi) the issuance of Capital Stock by a Restricted Subsidiary of NATG to NATG or a Wholly Owned Restricted Subsidiary of NATG, (vii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity for cash or Purchase Money Notes in an amount equal to the fair market value thereof, (viii) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, and (ix) the cancellation of promissory notes issued to Parent as permitted under Section 4.12(b)(ix).

         "Bankruptcy Law" means title 11 of the United States Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or, in the case of a Person that is not a corporation, the analogous governing body of such Person.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are required or authorized by law or other governmental action to be closed.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (ii) dollar denominated time deposits, certificates of deposit and bankers acceptances maturing not more than one year after the date of purchase, issued by (x) any lender under the Senior Secured Credit Agreement, (y) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200.0 million and a commercial paper rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an "Approved Bank") or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the American Banker), has combined capital and surplus and undivided profits of not less than $500.0 million or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency, (iii) commercial paper, maturing not more than 270 days after the date of purchase, issued or guaranteed by a corporation (other than Parent or any Subsidiary of Parent or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iv) demand deposits with any bank or trust company maintained in the ordinary course of business, (v) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (i) with a term of not more than seven days with any Approved Bank, and (vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least AAA or the equivalent thereof by Moody's.

         "Change of Control" means: (i) any sale, lease or transfer of all or substantially all of the assets of NATG and its Restricted Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of Parent or any Issuer,
(iii) prior to a Qualified IPO, (A) WSP and its Affiliates cease to beneficially own (and have the exclusive power to vote with respect to), directly or indirectly, at least 35% of the outstanding Voting Securities of Parent entitled (without regard to the occurrence of any contingency) to vote (including, without limitation, pursuant to any valid and enforceable stockholders or other voting agreement) for the election of a majority of the members of the Board of Directors of Parent, and in any event sufficient to direct or cause the direction of the management and policies of Parent, (B) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than WSP and its Affiliates or a Permitted Group) shall become the owner, directly or indirectly, beneficially or of record, of a greater number of the Voting Securities of Parent than the number of Voting Securities of Parent then owned beneficially and of record by WSP and its Affiliates or (C) the nominees of WSP and its Affiliates shall at any time fail or cease to constitute a majority of the members of the Board of Directors of Parent, (iv) after a Qualified IPO, (A) (1) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than WSP and its Affiliates or a Permitted Group) shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the outstanding Voting Securities of Parent and (2) the percentage of Voting Securities beneficially owned by WSP and its Affiliates is less than the percentage so owned or acquired by such Person or group, or (B) the replacement of a majority of the directors on the Board of Directors of Parent over a two-year period from the directors who constituted the Board of Directors of Parent at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Parent then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved, or
(v) Parent ceases to beneficially own (and have the exclusive power to vote with respect to) all of the issued and outstanding Capital Stock of NATG free and clear of all Liens other than Liens arising under the Senior Secured Credit Agreement.

         "Change of Control Date" has the meaning set forth in Section 4.15.

         "Change of Control Offer" has the meaning set forth in Section 4.15.

         "Change of Control Payment Date" has the meaning set forth in Section 4.15.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Consolidated EBITDA" means, for any period for any Person, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and
(vi) other non-cash items reducing Consolidated Net Income, less other non-cash items increasing Consolidated Net Income other than the accrual of revenue in the ordinary course of business, all of the foregoing as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" shall mean the ratio of Consolidated EBITDA of NATG during the four full fiscal quarters for which internal financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of NATG for such Four Quarter Period. In addition to, and without limitation of, the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of NATG or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities (including revolving credit facilities), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of NATG or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Indebtedness and also including any Consolidated EBITDA (provided, that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income" or to the extent it is excluded pursuant to clause
(ii) of the definition of "Consolidated Net Income") and shall be calculated on a pro forma basis with respect to any Asset Acquisition taking into account the Pro Forma Adjustments, if any, resulting from such Asset Acquisitions) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period or at any time subsequent thereto) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including any related Incurrence of Indebtedness) occurred on the first day of the Four Quarter Period. If NATG or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if NATG or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness (calculated to avoid duplication). Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period, and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements relating thereto, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Consolidated Fixed Charges" shall mean, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (before amortization or write-off of debt issuance costs associated with the offering of the Securities on the Issue
Date), plus (ii) to the extent not included in Consolidated Interest Expense, the product of (x) the amount of all dividend payments on any series of Capital Sock of such Person (other than dividends paid in Qualified Capital Stock) paid in cash during such period, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" shall mean, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Rate Agreements,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period for any Person, the net income (or loss) of such Person and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person (other than a Restricted Subsidiary of such Person) in which any other Person (other than such first Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such second Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary of such first Person or is merged into or consolidated with such first Person or any of its Restricted Subsidiaries or whose assets are acquired by such first Person or any of its Restricted Subsidiaries, (iii) the income of any Subsidiary of such first Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof), and (v) (to the extent not included in clauses (i) through (iv) above) any net non-cash extraordinary gains or net noncash extraordinary losses. For purposes of computing Consolidated Net Income there shall be excluded from the computation thereof, without duplication and to the extent not otherwise excluded from the computation thereof, (i) non-recurring fees and expenses incurred in connection with the consummation of the LISN Acquisition in an aggregate amount not to exceed $16.0 million and (ii) non-recurring fees and expenses incurred in connection with the issuance of the Securities on the Issue Date in an aggregate amount not to exceed $7.0 million. For purposes of computing Consolidated Net Income, but only to the extent used in determining the Consolidated Fixed Charge Coverage Ratio, there shall be excluded from the computation thereof, without duplication and to the extent not otherwise excluded from the computation thereof non-recurring fees and expenses incurred in connection with the consummation of any Asset Acquisition in an aggregate amount not to exceed 5% of the total consideration for such Asset Acquisition.

         "Contingent Obligations" means as to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Corporate Issuer" means Orius Capital Corp., a Delaware corporation.

         "Covenant Defeasance" has the meaning set forth in Section 8.2.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect NATG or any of its Restricted Subsidiaries against fluctuations in currency values.

         "Custodian" any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Depository" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

         "Designated Senior Debt" means (i) Indebtedness under or in respect of the Senior Secured Credit Agreement and (ii) any other Indebtedness constituting both Senior Debt and Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Issuers.

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the

Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holder thereof has the right to require the repurchase of such Capital Stock upon the occurrence of a change of control or an asset sale (each such term being defined in substantially the same manner as the corresponding terms in this Indenture) shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that such Capital Stock may not be repurchased or redeemed pursuant to such provisions unless the Issuers have first complied with their obligations under Section 4.15 and Section 4.16 and that such repurchase or redemption complies with Section 4.3.

         "Distribution Compliance Period" means, with respect to any Securities, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (ii) the date of issue of such Securities.

         "Documents" has the meaning ascribed to such term in the Senior Secured Credit Agreement as in effect on the Issue Date.

         "Equity Offering" means a public or private offering of Qualified Capital Stock (other than public offerings with respect to Parent's or an Issuer's Common Stock on Form S-8 or any replacement form for such Form S-8) of Parent or an Issuer.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Exchange Securities" means securities issued in exchange for the Initial Securities pursuant to the terms of a Registration Rights Agreement.

         "Existing Debt" means the Indebtedness of NATG and its Restricted Subsidiaries that is Incurred prior to, and is to remain outstanding after, the issuance of the Securities on the Issue Date and the application of the proceeds thereof; provided, that Existing Debt shall not include any obligations in respect of the Senior Secured Credit Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

         "Global Security" shall mean one or more IAI Global Securities, Regulation S Global Securities and 144A Global Securities.

         "Guarantee Obligations" has the meaning set forth in Section 12.1.

         "Guarantees" means the guarantees of the Securities by the Guarantors.

         "Guarantor" means (i) Parent, (ii) each Restricted Subsidiary of Parent other than the Issuers and (iii) each Restricted Subsidiary of Parent that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

         "Guarantor Senior Debt" means with respect to any Guarantor, the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), fees, expenses, indemnities and other amounts and obligations incurred or owing on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature under the Senior Secured Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and (y) all IRA Obligations, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer, employee of either of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation),
(iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing such Guarantor, (vi) Indebtedness to the extent incurred in violation of Section 4.4, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor including, without limitation, in the case of Parent, Indebtedness evidenced by the Junior Subordinated Notes.

         "Hedging Obligations" of any Person means any obligation of such Person under (i) an Interest Rate Agreement, (ii) a Currency Agreement, and (iii) any Synthetic Arrangement.

         "IAI Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities from time to time sold to Institutional Accredited Investors.

         "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (including by the acquisition of assets subject to Indebtedness), guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" an "Incurring" shall have meanings correlative to the foregoing); provided, that (x) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed and
(y) any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary of NATG (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of NATG.

         "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services (including any earn-out obligations in connection with any acquisition) which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person (excluding advances or prepayments made to any Borrower or any of their Subsidiaries pursuant to turnkey agreements entered into in the ordinary course of business with TCI or any of its Affiliates), whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all Hedging Obligations of such Person, and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guarantee by such Person of the obligations of Parent and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder); provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Independent Financial Advisor" means an accounting, appraisal, valuation or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Parent or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of Parent, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Initial Purchasers" means Deutsche Bank Securities, Inc. and Banc of America Securities LLC.

         "Initial Securities" means the 12 3/4% Senior Subordinated Notes due 2010 of the Issuers issued on the Issue Date in accordance with the requirements of Section 2.2 of this Indenture; provided, that the term Initial Securities shall not include any Exchange Securities issued in exchange for theretofore outstanding Initial Securities.

         "Institutional Accredited Investor" or "IAI" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

         "Interest Rate Agreement" means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect Parent or any Restricted Subsidiary of Parent against fluctuations in interest rates.

         "Investment" by any Person in any other Person means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person. "Investment" shall exclude extensions of trade credit by the Issuers and their Restricted Subsidiaries on commercially reasonable terms in accordance with their normal trade practices and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business. For the purposes of Section 4.3,

                  (1) NATG shall be deemed to have made an "Investment" equal to the fair market value of the net assets of any Restricted Subsidiary of NATG at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made subsequent to the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary, and

                  (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by NATG or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; provided, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If NATG or any Restricted Subsidiary of NATG sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary of NATG such that, after giving effect to any such sale or disposition, NATG no longer owns, directly or indirectly, more than 50% of the outstanding Common Stock of such Restricted Subsidiary, NATG shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

         "Investor Rights Agreement" means the Investor Rights Agreement, dated December 15, 1999, between Parent and its stockholders entered into in connection with the LISN Acquisition, as in effect on the Issue Date.

         "IRA Obligation" means the obligations of a Person under an Interest Rate Agreement.

         "Issue Date" means February 9, 2000, the date of original issuance of Initial Securities under this Indenture.

         "Issuers" means NATG and the Corporate Issuer, the issuers of the Securities under this Indenture, until, in each case, a successor replaces it pursuant to this Indenture and thereafter shall mean such successor entity.

         "Junior Subordinated Notes" means, collectively, (i) those certain unsecured and unguaranteed 12% Subordinated Promissory Notes dated December 15, 1999 outstanding on the Issue Date (the "Initial Junior Subordinated Notes") and
(ii) additional junior subordinated promissory notes issued after the Issue Date with terms substantially similar to those of the Initial Junior Subordinated Notes.

         "Legal Defeasance" has the meaning set forth in Section 8.2.

         "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LISN Acquisition" means the series of transactions whereby Parent acquired control of LISN Holdings and its subsidiaries.

         "LISN Holdings" means LISN Holdings, Inc., an Ohio corporation.

         "Maturity Date" means February 1, 2010, the final maturity date of the Securities.

         "Moody's" means Moody's Investors Service, Inc.

         "NATG" means NATG Holdings, LLC, a Delaware limited liability company.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Parent or any of its Restricted Subsidiaries from such

Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (iii) any portion of any such proceeds which Parent determines in good faith should be reserved for post-closing adjustments (to the extent Parent delivers to the Trustee an Officers' Certificate signed by the chief financial officer of Parent as to such determination); provided, that on the day all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective Asset Sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Parent or any of its Restricted Subsidiaries shall constitute Net Cash Proceeds received by Parent or any such Restricted Subsidiaries on such date, and (iv) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale.

         "Net Proceeds Offer" has the meaning set forth in Section 4.16.

         "Net Proceeds Offer Amount" has the meaning set forth in Section 4.16.

         "Net Proceeds Offer Payment Date" has the meaning set forth in Section 4.16.

         "Net Proceeds Offer Trigger Date" has the meaning set forth in Section 4.16.

         "Non-payment Default" has the meaning set forth in Section 10.2.

         "Non-Recourse Debt" means Indebtedness: (1) as to which neither NATG nor any of its Restricted Subsidiaries (other than a Receivables Entity) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (2) as to which the lenders thereof have been notified in writing that they will not have any recourse to the stock or assets of NATG or any of its Restricted Subsidiaries (other than a Receivables Entity).

         "Non-U.S. Person" has the meaning assigned to such term in Regulation
S.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or the Assistant Secretary of such Person.

         "Officers' Certificate" of a Person means a certificate signed by two Officers of such Person.

         "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities from time to time sold in reliance on Rule 144A under the Securities Act.

         "Opinion of Counsel" means a written opinion from legal counsel which opinion and counsel are reasonably acceptable to the Trustee.

         "Parent" means Orius Corp., a Florida corporation, until a successor replaces it pursuant to this Indenture, and thereafter shall mean such successor entity.

         "Parent Common Stock" means the Common Stock of Parent.

         "Parent Preferred Stock" means the Series C Participating Preferred Stock of Parent.

         "Participants" has the meaning set forth in Section 2.15.

         "Paying Agent" has the meaning set forth in Section 2.3.

         "Payment Blockage Notice" has the meaning set forth in Section 10.2.

         "Payment Blockage Period" has the meaning set forth in Section 10.2.

         "Payment Default" has the meaning set forth in Section 10.2.

         "Permitted Business" means the business of Parent and its Restricted Subsidiaries as of the Issue Date and any business reasonably related, complementary or ancillary thereto or a reasonable expansion thereof.

         "Permitted Group" means any group of investors deemed to be a person (as defined in Section 13(d)(3) of the Exchange Act) by virtue of the Investor Rights Agreement.

         "Permitted Indebtedness" means

                  (i) obligations under this Indenture, the Securities and the Guarantees,

                  (ii) Indebtedness incurred pursuant to the Senior Secured Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $410.0 million, less the amount of all permanent prepayments of Senior Term Loans actually made and permanent reductions of commitments relating to Revolving Loans or Acquisition Loans and the termination of unused Rollover Letters of Credit availability,

                  (iii) Existing Debt,

                  (iv) IRA Obligations covering Indebtedness otherwise permitted by this Indenture to the extent the notional principal amount of such IRA Obligations does not exceed the principal amount of the Indebtedness to which such IRA Obligations relate,

                  (v) the Incurrence by NATG or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging the value of foreign currencies or the cost of commodities purchased or received by NATG or any of its Restricted Subsidiaries,

                  (vi) Permitted Refinancing Indebtedness,

                  (vii) Indebtedness of NATG or a Restricted Subsidiary of NATG to NATG or a Restricted Subsidiary of NATG; provided, that (y) if as of any date any Person other than NATG or a Restricted Subsidiary of NATG holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Lien in connection with the Senior Secured Credit Agreement), such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness and (z) if an Issuer or Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness shall constitute Subordinated Indebtedness,

                  (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness must be extinguished within five Business Days of Incurrence,

                  (ix) obligations in respect of workers' compensation claims, self-insurance obligations, performance, surety and other similar bonds and completion guarantees provided by NATG or a Restricted Subsidiary of NATG in the ordinary course of business in accordance with customary industry practice, in amount and for purposes customary in such Person's industry,

                  (x) Indebtedness arising from agreements of NATG or Restricted Subsidiary of NATG providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets, or a Restricted Subsidiary of NATG, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by an Issuer or Subsidiary Guarantor in connection with such disposition,

                  (xi) Capitalized Lease Obligations, mortgage financings and Purchase Money Obligations of an Issuer or Subsidiary Guarantor incurred for the purpose of financing all or a part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of an Issuer or Subsidiary Guarantor, not to exceed $20.0 million at any one time outstanding,

                  (xii) guarantees by an Issuer or Subsidiary Guarantor of Indebtedness of an Issuer or Subsidiary Guarantor that was Incurred in accordance with the terms of this Indenture,

                  (xiii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of NATG as accrued,

                  (xiv) the Incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is Non-Recourse Debt (except for Standard Securitization Undertakings),

                  (xv) customary earn-out obligations owing in connection with any Asset Acquisition,

                  (xvi) unsecured Indebtedness of Restricted Subsidiaries of NATG not organized under the laws of the United States or any state thereof and consisting of working capital lines of credit in an aggregate amount not to exceed the dollar equivalent of $5.0 million at any time outstanding,

                  (xvii) the Incurrence of Indebtedness arising from the endorsement of negotiable instruments in the ordinary course of business, and

                  (xviii) additional unsecured Indebtedness of NATG or its Restricted Subsidiaries (other than Contingent Obligations NATG or its Restricted Subsidiaries with respect to Junior Subordinated Notes) in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.

         "Permitted Investments" means (i) Investments by NATG or any Restricted Subsidiary of NATG (other than a Receivables Entity) in a Person if as a result of such Investment such Person transfers or conveys all or substantially all of its assets to NATG or any Restricted Subsidiary of NATG (other than a Receivables Entity); provided, that such Person's primary business is a Permitted Business, (ii) Investments by NATG or any Restricted Subsidiary of NATG (other than a Receivables Entity) in NATG or any Restricted Subsidiary of NATG (other than a Receivables Entity) or in any Person if, as a result of such Investment, such Person shall become, whether by consolidation, merger or otherwise, a Restricted Subsidiary of NATG; provided, that such Person's primary business is a Permitted Business, (iii) Investments by NATG or its Restricted Subsidiaries existing on the Issue Date (which shall exclude any Investment described in clause (ix) below), (iv) Investments in cash and Cash Equivalents,
(v) loans and advances to employees and officers of Parent and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding, (vi) Interest Rate Agreements entered into in the ordinary course of NATG's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture, (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (viii) Investments made by NATG or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16, (ix) Investments in women/minority owned business enterprises in an aggregate amount not to exceed $5.0 million at any time, (x) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases, and (xi) Investments by NATG or any Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case in connection with a Qualified Receivables Transaction; provided, that any such Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest, (xii) Indebtedness permitted to be incurred under Section 4.4, and (xiii) additional Investments not to exceed $5.0 million at any time.


         "Permitted Liens" means

                  (i) Liens for taxes or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Parent or a Subsidiary shall have set aside on its books such reserves as may be required by GAAP,

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings; provided, that (x) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (y) a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor,

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money),

                  (iv) any attachment or judgment Lien not constituting an Event of Default under Section 6.1(e),

                  (v) Permitted Real Property Encumbrances, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries,

                  (vi) any interest or title of a lessor under any Capitalized Lease Obligation or mortgage permitted to be Incurred under clause (xi) of the definition of Permitted Indebtedness; provided, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation or mortgage or other property subject to a permitted Lien held by the Lien holder of such Capitalized Lease Obligation,

                  (vii) Liens to finance property or assets (including the cost of construction) of any Restricted Subsidiary of NATG acquired in the ordinary course of business; provided, that (A) the related Purchase Money Obligations shall be permitted to be Incurred under Section 4.4 and shall not exceed the cost of such property or assets (including the cost of construction) and shall not be secured by any property or assets of NATG or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction,

                  (viii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of NATG or any of its Restricted Subsidiaries, including rights of offset and set-off,

                  (ix) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business,

                  (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Parent and its Restricted Subsidiaries,

                  (xi) Liens arising from filing Uniform Commercial Code financing statements regarding leases,

                  (xii) Liens in favor of TCI or any of its Affiliates securing advances made to NATG or any of its Restricted Subsidiaries pursuant to turnkey agreements entered into in the ordinary course of business with TCI or any of its Affiliates; provided, that such Liens shall only attach to property (including proceeds thereof) which is purchased with the applicable advance and shall automatically terminate when the applicable advance has been fully paid,

                  (xiii) Liens attaching solely to cash earnest money deposits made by NATG or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement entered into by it in connection with an Asset Acquisition,

                  (xiv) Liens deemed to exist in connection with repurchase agreements and other similar Permitted Investments,

                  (xv) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where any Issuer maintains deposits in the ordinary course of business permitted by this Indenture,

                  (xvi) Liens on accounts receivable for which attempts at collection have been undertaken by a third party authorized by the Person owing such accounts receivable,

                  (xvii) Liens arising from the granting of a license by NATG or any Restricted Subsidiary of NATG to any Person in the ordinary course of business,

                  (xviii) Liens arising by operation of law on insurance policies and proceeds thereof to secure premiums thereunder,

                  (xix) Liens relating solely to assets to be sold in any Asset Sale permitted in this Indenture and arising pursuant to the sale agreements governing such Asset Sale,

                  (xx) Liens on property of a Person existing at the time such Person is acquired by, merged with or into, or consolidated with NATG or any Restricted Subsidiary of NATG; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquiring merged into or consolidated with NATG or the Restricted Subsidiary,

                  (xxi)    Liens existing on the Issue Date,

                  (xxii) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction, and

                  (xxiii) Liens incurred in the ordinary course of business of any Restricted Subsidiary of NATG with respect to obligations that do not exceed $3.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Restricted Subsidiary.

         "Permitted Real Property Encumbrances" means (i) those Liens, encumbrances and other matters affecting title to any real property securing Senior Debt to the extent found reasonably acceptable by the agent for such Senior Debt, (ii) such easements, encroachments, covenants, rights of way, minor defects, irregularities, encumbrances on title or similar restrictions on any real property securing Senior Debt which do not, in the reasonable opinion of the agents for such Senior Debt, materially impair such real property for the purposes for which it is held by the owner or lessor thereof or the Lien thereon created in favor of such Senior Debt, and (iii) municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use of any real property securing Senior Debt.

         "Permitted Refinancing Indebtedness" means any Refinancing by NATG or any Restricted Subsidiary of NATG of Indebtedness incurred in accordance with
Section 4.4 (other than pursuant to clauses (ii), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xvii), or (xviii) of the definition of Permitted Indebtedness), in each case that does not (A) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing, (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses Incurred by such Person in connections with such Refinancing), or (B) create Indebtedness with: (1) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (2) a final maturity earlier than the final maturity of the Indebtedness being Refinanced, provided, that if (x) such Indebtedness being Refinanced ranked pari passu with the Securities or the Guarantees, such Refinancing Indebtedness shall rank either pari passu with or junior to the Securities or the Guarantees, as applicable, and (y) such Indebtedness being Refinanced constituted Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Securities and the Guarantees, as applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Physical Securities" has the meaning provided in Section 2.1.

         "Principal" or "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness; provided, that in the case of Indebtedness issued with original issue discount, "Principal" or "principal" shall refer to the accreted value of such Indebtedness.

         "Private Exchange Security" means the "Private Exchange Notes" as defined in the Registration Rights Agreement and any similar Securities issued in compliance with Section 2.2 in accordance with any other registration rights agreement.

         "Private Placement Legend" means the legends initially set forth on the Securities in the form set forth in Exhibit B.

         "Pro Forma Adjustments" means, with respect to a particular Asset Acquisition, adjustments to eliminate the effect of any non-recurring expenses or income from such Asset Acquisition with respect to NATG and its Restricted Subsidiaries or any acquired Person or assets on Consolidated EBITDA, determined in good faith by the chief financial officer of Parent and approved by the Board of Directors of Parent, as set forth in an Officers' Certificate delivered to the Trustee setting forth in reasonable detail the basis for such adjustments.

         "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from NATG or any of its Restricted Subsidiaries to a Receivables Entity in connection with a Qualified Receivables Transaction which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

         "Purchase Money Obligations" of any Person shall mean any obligations of such Person or any of its Restricted Subsidiaries to any seller or any other Person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries within 180 days of such purchase.

         "Put/Call Agreement" means the Orius Call Agreements, Orius Put Agreements, HIG Call Agreements and HIG Put Agreements, as each such term is defined in the Reorganization Agreement and as each may be amended, restated, supplemented or otherwise modified from time to time.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock or that is not Indebtedness that is convertible or exchangeable into Capital Stock.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Qualified IPO" means a bona fide underwritten sale to the public of Parent Common Stock pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Parent or any of its Restricted Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in gross cash proceeds (exclusive of underwriter's discounts and commissions and other expenses) of at least $50.0 million.

         "Qualified Receivables Transaction" means any transaction or series of transactions pursuant to which NATG or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by NATG or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of NATG or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect to such accounts receivable and equipment, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to NATG and its Restricted Subsidiary than would otherwise be available at that time.

         "Receivables Entity" means a Wholly Owned Subsidiary of NATG (or another Person in which NATG or any Restricted Subsidiary of NATG makes an Investment and to which NATG or any Restricted Subsidiary of NATG transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of NATG (as provided below) as a Receivables Entity
(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by NATG or any of its Restricted Subsidiaries (other than such Receivables Entity), excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates NATG or any of its Restricted Subsidiaries (other than such Receivables Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of NATG or any of its Restricted Subsidiaries (other than such Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither NATG nor any of its Restricted Subsidiaries (other than such Receivables Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to NATG or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither NATG nor any Restricted Subsidiary of NATG (other than such Receivables Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the

Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Record Date" means the applicable Record Date specified in the Securities; provided, that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

         "Reference Date" has the meaning set forth in Section 4.3.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Registrar" has the meaning set forth in Section 2.3.

         "Registration Rights Agreement" means means the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities from time to time sold in reliance on Regulation S under the Securities Act.

         "Reorganization Agreement" means the Agreement and Plan of Reorganization, dated November 8, 1999, by and among LISN Holdings, Parent and Orius Merger Sub, Inc.

         "Replacement Assets" has the meaning set forth in Section 4.16.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

         "Responsible Officer" means, when used with respect to the Trustee, any officer in the corporate trust office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Investment" means any investment other than a Permitted Investment.

         "Restricted Payment" has the meaning set forth in Section 4.3.

         "Restricted Security" means a Security that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

         "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary. For the avoidance of doubt, the Issuers shall be deemed to be Restricted Subsidiaries of Parent, and the Corporate Issuer shall be deemed to be a Restricted Subsidiary of NATG.

         "Revolving Loans" means all Revolving Loans under and as defined in the Senior Secured Credit Agreement as in effect on the Issue Date.

         "Rollover Letters of Credit" means all Rollover Letters of Credit under and as defined in the Senior Secured Credit Agreement as in effect on the Issue Date.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services.

         "Securities" means, collectively, the Issuers' 12 3/4% Senior Subordinated Notes due 2010 issued under this Indenture (whether on the Issue Date or thereafter) and any Exchange Securities issued in exchange therefor, treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

         "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

         "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), fees and expenses on any Indebtedness of an Issuer, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature under the Senior Secured Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and (y) all IRA Obligations, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of an Issuer to a Subsidiary of Parent, (ii) any Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Parent or any of its Subsidiaries (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by an Issuer, (vi) Indebtedness to the extent incurred in violation of Section 4.4, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to an Issuer and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of an Issuer.

         "Senior Loans" means all Loans under and as defined in the Senior Secured Credit Agreement.

         "Senior Secured Credit Agreement" means the Credit Agreement, dated as of December 15, 1999, among NATG, LISN, LLC, the various lending institutions party thereto, and Bankers Trust Company, as Agent, together with the documents related thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder, (provided, that such increased amount is permitted by Section 4.4 or adding or deleting Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Senior Term Loan" means all Term Loans under and as defined in the Senior Secured Credit Agreement as in effect on the Issue Date and shall include any Acquisition Term Loans (as defined in the Senior Secured Credit Agreement as in effect on the Issue Date) to the extent termed out and any subsequent term loans under the Senior Secured Credit Agreement that refinance such Term Loans or Acquisition Term Loans (or any subsequent term loans).

         "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by NATG or any Subsidiary of NATG that are reasonably customary in Qualified Receivables Transactions intended to create Non-Recourse Debt.

         "Subordinated Indebtedness" means Indebtedness of any Issuer or Guarantor which is expressly subordinated in right of payment to the obligations of such Issuer or Guarantor in respect of this Indenture, the Securities and the Guarantees, as applicable.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Subsidiary Guarantor" means any Guarantor that is also a Subsidiary of NATG.

         "Surviving Entity" has the meaning set forth in Section 5.1.

         "Synthetic Arrangement" means any derivative product that provides for the synthetic purchase or repurchase of any Indebtedness or securities (including equity and debt securities).

         "TCI" shall mean TCI Atlantic, Inc., a Colorado corporation.

         "Temporary Reg. S Global Security" shall have the meaning provided in
Section 2.1.

         "TIA" means the Trust Indenture act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the Issue Date until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.4.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit B, including, without limitation, the Exchange Securities.

         "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted

Subsidiary. The Board of Directors of a Person may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) of such Person to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Parent or any other Restricted Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided, that (x) Parent delivers a copy of the relevant Board Resolution to the Trustee together with an Officers' Certificate from Parent certifying that such designation complies with the terms of this Indenture, including the requirements set forth in this definition and in Section 4.4 and
(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any of its Restricted Subsidiaries; and, provided, further, that under no circumstances may an Issuer be designated as an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, Parent would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.4 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate from Parent certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. Person" has the meaning set forth in Regulation S.

         "Voting Securities" means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

         "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding Voting Securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

         "Written" or "in writing" shall mean any form of written communication or a communication by means of facsimile transmission, telegraph or cable.

         "WSP" means Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P.

         Section 1.2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuers, any Guarantor or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         Section 1.3 Rules of Construction. Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) provisions apply to successive events and transactions; and

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


         Section 1.4 Ancillary Agreements. The Trustee is hereby authorized and directed to execute and deliver such agreements, notices, certificates and assignments as are necessary to implement the terms of this Indenture, including but not limited to the letter of representations with the Depository.


                                   ARTICLE TWO

                                 THE SECURITIES

         Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and show the date of its authentication. Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E.

         The terms and provisions contained in the Securities and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Securities offered and sold to QIBs in reliance on Rule 144A, Securities offered and sold in reliance on Regulation S and Securities offered and sold to Institutional Accredited Investors in reliance on Regulation D of the Securities Act shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B. Securities initially offered and sold in offshore transactions pursuant to Regulation S under the Securities Act shall initially be issued in the form of a temporary Global Security in registered form, deposited with the Trustee as custodian for the Depositary (the "Temporary Reg. S Global Security"). Upon the expiration of the Distribution Compliance Period, and upon receipt by the Trustee of the certification required by Regulation S under the Securities Act, the Temporary Reg. S Global Security shall be exchanged for the Regulation S Global Security in equal principal amount. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").

         Section 2.2 Execution and Authentication. Two Officers, or an Officer and an Assistant

Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duty authorized by all requisite limited liability company or corporate actions, as the case may be) shall attest to, the Securities for each of the Issuers by manual or facsimile signature.

         If an Officer whose signature is on a Security or Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security or such Guarantee shall nevertheless be valid.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $300.0 million upon a written order of the Issuers, provided that the aggregate principal amount of Initial Securities issued on the Issue Date shall not exceed $150.0 million, provided, further, that in connection with any Initial Securities originally issued after the Issue Date, NATG complies with Section 4.4, (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of the same type of Initial Securities in accordance with the terms of a Registration Rights Agreement and (iii) Unrestricted Securities from time to time (A) in exchange for a like principal amount of Initial Securities or a like principal amount of Private Exchange Securities or (B) as the Issuers may determine in accordance with this Indenture, in each case upon a written order of each Issuer. Each such order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $300.0 million, except as provided in Section 2.7.

         In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time.

         Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

         The Securities shall be issuable only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

         Section 2.3 Registrar and Paying Agent. The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers may act as Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.15 and 4.16, neither the Issuers nor any Affiliate of the Issuers shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

         The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         Section 2.4 Paying Agent To Hold Assets in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Ten and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Issuers or any other obligor on the Securities), and shall notify the Trustee of any Default by the Issuers (or any other obligor on the Securities) in making any such payment. If an Issuer or an Affiliate of an Issuer acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

         Section 2.6 Transfer and Exchange. Subject to Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such tax or charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.6, 4.15, 4.16 or 9.6). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and
(iii) during a Change of Control Offer or an Net Proceeds Offer if such Security is tendered pursuant to such Change of Control Offer or Net Proceeds Offer and not withdrawn.

         Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Securities may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry system.

         Section 2.7 Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security pursuant to this
Section 2.7, including reasonable fees and expenses of counsel.

         Every replacement Security is an additional obligation of the Issuers and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

         Section 2.8 Outstanding Securities. Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates holds such Security (subject to the provisions of Section 2.9).

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7. If the principal amount of any Security is considered paid under
Section 4.1, it ceases to be outstanding and interest ceases to accrue.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than Parent, an Issuer or any of their respective Affiliates) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

         Section 2.9 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Parent, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

         Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers reasonably consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form. Notwithstanding the foregoing, this Section 2.10 shall not affect the Issuers' obligations with respect to the Temporary Reg. S Global Security set forth in Section 2.1.

         Section 2.11 Cancellation. An Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Parent, an Issuer or any of their respective Affiliates), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation. If any Issuer or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         Section 2.12 Defaulted Interest. If the Issuers default in a payment of interest on the Securities, they shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         Section 2.13 CUSIP Number. The Issuers in issuing the Securities shall use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

         Section 2.14 Deposit of Moneys. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

         Section 2.15 Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

         Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the

Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of
Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Issuers within 90 days of such notice, (ii) the Issuers notify the Trustee in writing that they elect to cause the issuance of Securities in definitive form or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, the Guarantors shall execute Guarantees, and the Trustee shall authenticate and deliver, one or more Physical Securities of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Security so transferred.

         (d) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, the Guarantors shall execute Guarantees on and the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

         (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         Section 2.16 Special Transfer Provisions. (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the initial date of issuance of such Security; provided, that neither the Issuers nor any Affiliate of the Issuers has held any beneficial interest in such Security, or portion thereof, at any time on or prior to such second anniversary or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB

         (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D;

                  (ii) if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the IAI Global Security, Temporary Reg. S Global Security or Regulation S Global Security, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Security, Temporary Reg. S Global Security or Regulation S Global Security, as the case may be, in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

                  (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the initial date of issuance of such Security; provided, that neither the Issuers nor any Affiliate of the Issuers has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the initial date of issuance of such Security or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall, subject to clause (y) of paragraph (i) above, register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

                  (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Security or the Regulation S Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall, subject to clause (y) of paragraph (i) above, register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of the Securities to be transferred.

         (c) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

         (e) Temporary Reg. S. Global Security. Notwithstanding anything to the contrary in Section 2.15 or 2.16, interests in the Temporary Reg. S Global Security may not be offered or sold to a U.S. Person (other than to a QIB that takes delivery in the form of an interest in the Rule 144A Global Security or to an Institutional Accredited Investor that takes delivery in the form of an interest in the IAI Global Security, so long as the other requirements of this Indenture are met with respect to any such transfer) or for the account or benefit of a U.S. Person prior to the expiration of the Distribution Compliance Period, and no transfer or exchange of the Temporary Reg. S Global Security or interest in the Temporary Reg. S Global Security may be made for a Physical Security or an interest in a Physical Security until after the later of the date of expiration of the Distribution Compliance Period and the date on which the certification required by Regulation S relating to such transfer or exchange has been provided to the effect that the beneficial owner or owners of such interest are not U.S. Persons.

         (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE THREE

                                   REDEMPTION

         Section 3.1 Notices to Trustee. If the Issuers elect to redeem Securities pursuant to Section 3.7, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Issuers shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate of each of them stating that such redemption will comply with the conditions contained herein.

         Section 3.2 Selection of Securities To Be Redeemed. In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the net cash proceeds of an Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

         Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the

Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

                  (1)  the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3)  the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (5) that, unless the Issuers defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (8) the Section of this Indenture pursuant to which the Securities are to be redeemed.

         The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

         Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

         Section 3.5 Deposit of Redemption Price. On or before 11:00 a.m. New York time on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

         If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

         Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Issuers authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

         Section 3.7 Optional Redemption. (a) Except as provided in Section 3.7(b), the Securities will not be redeemable at the option of the Issuers prior to February 1, 2005. On and after such date, the Securities will be redeemable, at the Issuers' option, in whole or in part, at the following Redemption Prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on February 1st of the years set forth below, plus accrued and unpaid interest, if any, to the Redemption Date:



Period                                                    Redemption
------                                                       Price
                                                             -----
2005....................................................    106.375%
2006....................................................    104.250%
2007....................................................    102.125%
2008 and thereafter.....................................   100.0000%

         (b) At any time, or from time to time, on or prior to February 3, 2003, the Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Securities issued pursuant to this Indenture at a Redemption Price equal to 112.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, that after any such redemption the aggregate principal amount of Securities outstanding must equal at least 65% of the aggregate principal amount of the Securities theretofore issued pursuant to this Indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Issuers shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

                                  ARTICLE FOUR

                                    COVENANTS

         Section 4.1 Payment of Securities. The Issuers shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Section 4.2 Maintenance of Office or Agency. (a) The Issuers shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

         (b) The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Issuers hereby initially designate the Trustee located in the Borough of Manhattan, The City of New York, as such office of the Issuers in accordance with Section 2.3.

         Section 4.3 Limitation on Restricted Payments. (a) NATG shall not, and shall not permit any of its Restricted Subsidiaries to directly or indirectly:
(A) declare or pay any dividend or make any distribution on or in respect of shares of NATG's Capital Stock to holders of such Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of NATG), (B) purchase, redeem or otherwise acquire or retire for value any Capital Stock of NATG or any Capital Stock of any Subsidiary of NATG not held by an Issuer or Subsidiary Guarantor, or any warrants, rights or options to purchase or acquire shares of any class of any such Capital Stock, or declare or pay any dividend, or make any distribution, on or in respect of any such Capital Stock, (C) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, or (D) make any Restricted Investment (each of the foregoing actions set forth in clauses
(A), (B), (C) and (D) being referred to as a "Restricted Payment"); provided, that a Restricted Payment may be made, if at the time of such Restricted Payment and immediately after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) NATG is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.4 and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to



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


December 31, 1999 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of Parent) shall not exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of NATG earned subsequent to December 31, 1999 and through the last day of the fiscal quarter ending prior to the date the Restricted Payment occurs (the "Reference Date") treating such period as a single accounting period; plus (y) 100% of the aggregate net cash proceeds of, or fair market value of property other than cash (determined in good faith by the Board of NATG) constituting, any equity contribution received by NATG from a holder of NATG's Capital Stock to the extent not required to be used to repay Indebtedness under the Senior Secured Credit Agreement or redeem Securities under this Indenture; plus (z) (1) the lesser of (I) 100% of the aggregate amount of cash and/or fair market value of property other than cash (as determined in good faith by the Board of Directors of Parent) received by an Issuer or Subsidiary Guarantor from the disposition or sale of any Restricted Investment (other than to a Subsidiary of Parent) that was made after the Issue Date and (II) the initial amount of such Investment; plus (2) an amount equal to the net reduction in Restricted Investments in Unrestricted Subsidiaries of NATG resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to an Issuer or Subsidiary Guarantor from an Unrestricted Subsidiary; plus (3) to the extent any Unrestricted Subsidiary of NATG is redesignated as a Restricted Subsidiary, the lesser of (I) the amount of NATG's initial Investment in such Unrestricted Subsidiary and (II) the fair market value of NATG's investment in such Unrestricted Subsidiary as of the date of such redesignation; provided, that no amount shall be included in this clause
(z) to the extent such amount is included in Consolidated Net Income of NATG.

                  (b) The provisions of paragraph (a) above do not, however, prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or redemption would have been permitted on the date of declaration or notice; (2) the acquisition of any Subordinated Indebtedness, either (i) solely in exchange for shares of Qualified Capital Stock of Parent, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of Parent) of shares of Qualified Capital Stock of Parent, or (iii) with the net cash proceeds of Permitted Refinancing Indebtedness used to Refinance such Subordinated Indebtedness; (3) so long as no Default or Event of Default shall have occurred and be continuing, dividends or loans to Parent to enable Parent to repurchase Junior Subordinated Notes and/or Capital Stock of Parent from former or current employees, officers, directors or consultants of Parent or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such Persons, in an amount not to exceed $2.0 million in any calendar year; provided, that NATG may carry over and make in a subsequent year, in addition to the amounts permitted for such fiscal year, the amount of such dividends or loans permitted to have been made but not made in any preceding fiscal year up to a maximum of $10.0 million in any fiscal year; (4) so long as no Default or Event of Default shall have occurred and be continuing, dividends or loans to Parent not to exceed $100,000 in any fiscal year, to enable Parent to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (5) dividends or loans to Parent to enable Parent to repurchase, or the repurchase by NATG or a Restricted Subsidiary of NATG, for cash pursuant to, and in compliance with, the Put/Call Agreements certain shares of Parent Common Stock and Parent Preferred Stock issued and



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

outstanding prior to the Issue Date; (6) dividends or loans to Parent in an amount not to exceed $250,000 in any calendar year for the purpose of permitting Parent to pay its ordinary operating expenses (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses);
(7) dividends or loans to Parent solely for the purpose of paying franchise taxes, federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Parent, provided, that any such income taxes shall be attributable to income of NATG and its Restricted Subsidiaries; or (8) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $7.5 million since the Issue Date.

         In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.3(a), amounts expended pursuant to clauses (1),
(2)(i), (2)(ii), (3), (4) and (6), in each case to the extent not duplicative of amounts already included therein.

         (c) The amount of all Restricted Payments (other than an Investment (which shall be valued as set forth in the definition thereof) and cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by NATG or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.3 shall be determined by the Board of Directors of Parent whose resolution with respect thereto shall be conclusive. The Board of Directors' determination must be based upon an opinion or appraisal issued by an Independent Financial Adviser if the fair market value exceeds $10.0 million.

         (d) Not later than the date of making any Restricted Payment, NATG shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon Parent's latest available internal quarterly financial statements.

         Section 4.4 Limitation on Incurrence of Additional Indebtedness. NATG shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than Permitted Indebtedness); provided, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of any such Indebtedness, NATG or any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness), if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0 during the period commencing on the Issue Date and ending January 31, 2002, 2.25 to 1.0 during the period commencing February 1, 2002 and ending January 31, 2004, and
2.5 to 1.0 thereafter; provided, further, that NATG shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Contingent Obligations in respect of any Junior Subordinated Notes.

         Section 4.5 Corporate Existence. Except as otherwise permitted by Article Five, NATG shall do or cause to be done all things necessary to preserve and keep in full force and effect its




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

limited liability company existence and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries (including the Corporate Issuer) in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of NATG and each of its Restricted Subsidiaries; provided, that NATG shall not be required to preserve any such right, franchise or corporate existence with respect to any Subsidiary of an Issuer if the Board of Directors of Parent shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders; and provided, further, that notwithstanding anything to the contrary in this Indenture, the Issuers shall ensure that at all times at least one of the Issuers or any co-issuer of the Securities is a corporation organized under the laws of the United States or any state thereof or the District of Columbia.

         Section 4.6 Payment of Taxes and Other Claims. (a) NATG will, and will cause each of its Restricted Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty, fine or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty, fine or interest shall be incurred with respect thereto; provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, with respect to any liability for taxes, as shall be required in conformity with GAAP shall have been made therefor in the financial statements of NATG or any of its Restricted Subsidiaries.

         (b) NATG will not, and will not permit any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent and its Restricted Subsidiaries).

         Section 4.7 Maintenance of Properties and Insurance. NATG will, and will cause its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of NATG and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. NATG will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Restricted Subsidiaries against loss or damage (including, without limitation, business interruption insurance) of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses.

         Section 4.8 Compliance Certificate; Notice of Default. (a) Each Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of such Issuer has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such



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

certificate, that to the best of such Officer's knowledge, such Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Issuers elect to change the manner in which it fixes its fiscal year end.

         (b) So long as not contrary to the recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.10 shall be accompanied by a written report of the Issuers' independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) Each Issuer shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

         Section 4.9 Compliance with Laws. NATG shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of NATG and its Restricted Subsidiaries taken as a whole.

         Section 4.10 Reports to Holders. (a) Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, Parent and the Issuers shall furnish the Holders of Securities:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent or the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Parent and its consolidated Subsidiaries (or, if Parent shall cease to own more than a majority of the Voting Securities of NATG, of NATG and its consolidated subsidiaries) (showing in the case of Parent's financial statements, in reasonable detail, either on the face of the financial statements or in the footnotes thereto, the information required to be presented with respect to the Issuers and the Guarantors under Staff




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

         Accounting Bulletin 53 or any successor interpretation or rule of the SEC with respect thereto) and, with respect to the annual information only, a report thereon by the certified independent accountants of Parent and its consolidated subsidiaries (or, if Parent shall cease to own more than a majority of the Voting Securities of NATG, of NATG and its consolidated subsidiaries), in each case, within five days after the time specified in the rules and regulations of the SEC;

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if Parent or the Issuers were required to file such reports, in each case within two days after the time periods specified in the SEC's rules and regulations.

         (b) Following the consummation of the exchange offer contemplated by a Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, Parent or NATG will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Securities remain outstanding, NATG shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Parent and the Issuers will also comply with the other provisions of TIA ss.314(a).

         Section 4.11 Waiver of Stay, Extension or Usury Laws. Each of the Issuers and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or Guarantor from paying all or any portion of the principal of and/or interest on the Securities or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 4.12 Limitations on Transactions with Affiliates. (a) NATG shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate (each an "Affiliate Transaction") other than (i) Affiliate Transactions permitted under the following paragraph and (ii) Affiliate Transactions on terms that are no less favorable to NATG or such Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of NATG or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.5 million shall be approved by the Board of Directors of NATG or such Restricted Subsidiary, as the case may be, such approval to be



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

evidenced by a resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If NATG or any such Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, NATG or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain an opinion that the Affiliate Transaction complies with the requirements of this covenant from an Independent Financial Advisor and file the same with the Trustee.

         (b) The restrictions set forth in paragraph (a) shall not apply to: (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, agents or consultants of Parent, NATG or any Restricted Subsidiaries of NATG as determined in good faith by Parent's Board of Directors or senior officers; (ii) transactions exclusively between or among any of NATG or any Restricted Subsidiaries of NATG; provided, that such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to NATG or its Subsidiaries, as the case may be, in any material respect, than the original agreement as in effect on the Issue Date;
(iv) Restricted Payments permitted under Section 4.3; (v) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans of Parent entered into in the ordinary course of business and approved by Parent's Board of Directors; (vi) the payment of reasonable and customary management, consulting and advisory fees and related out of pocket expenses of WSP and its Affiliates, including, without limitation, in connection with acquisitions, divestitures, or financings by Parent or any of its Restricted Subsidiaries, in each case as may be approved by the Board of Directors of Parent in good faith; (vii) loans and advances to employees and officers of Parent and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any time outstanding; (viii) indemnification agreements provided for the benefit of Parent or any Restricted Subsidiary of Parent from officers, directors, employees agents or consultants of Parent or any Restricted Subsidiary of Parent; (ix) transactions effected as part of a Qualified Receivables Transaction; and (x) the payment to Jack Reich for consulting services pursuant to his consulting agreement with Parent and its Subsidiaries as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to Parent or its Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date.

         Section 4.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. NATG shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of NATG to: (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances to pay any Indebtedness or other obligation owed to any Issuer or Subsidiary Guarantor; or (c) transfer any of its property or assets to any Issuer or Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, regulations or orders of any





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governmental or judicial authority; (2) this Indenture, the Securities, the
Guarantees, or the Senior Secured Credit Agreement to the extent Incurred in accordance with this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of NATG or any Restricted Subsidiary of NATG; (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (5) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contracts pending the close of such sale, which encumbrance or restriction is not applicable to any asset other than the asset being sold pursuant to such contract; (6) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(c) above on the property so acquired; (7) restrictions of the nature described in clause (c) above on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (8) any instrument governing Indebtedness or Capital Stock of a Person acquired by NATG or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; (10) any encumbrance or restriction on a Receivables Entity effected in connection with a Qualified Receivables Transaction; (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or
(l2) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b) or (d) above; provided, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Issuers or Subsidiary Guarantors in any material respect as determined by the Board of Directors of Parent in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b) or (d).

`         Section 4.14 Limitation on Liens. NATG shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of NATG or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, unless, (i) in the case of Liens securing Subordinated Indebtedness, the Securities and Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities and Guarantees are equally and ratably secured. Notwithstanding the foregoing, this Section 4.14 shall not prohibit or apply to (A) Liens securing the Senior Secured Credit Agreement; (B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (C) Liens securing the Securities and the Guarantees; (D) Liens of an Issuer or Subsidiary Guarantor on assets of any other Issuer or Subsidiary Guarantor; and (E) Permitted Liens.




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

         Section 4.15 Change of Control. (a) Upon the occurrence of a Change of Control, the Issuers shall be obligated to make an offer to purchase (the "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Payment Date") as described below, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

         (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, each Issuer covenants to
(i) repay in full all Indebtedness under the Senior Secured Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Secured Credit Agreement and all other Senior Debt to permit the repurchase of the Securities as provided below. An Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. An Issuer's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in clause (c) below because same is prohibited by the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (c) of
Section 6.1 but shall not constitute an Event of Default described in clause (b) of Section 6.1.

         (c) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Issuers shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 30 days or later than 45 days from the date such notice is mailed;

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Issuers default in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

         (d) On or before the Change of Control Payment Date, the Issuers shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Issuers the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Issuers to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

         (e) Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuers.

         (f) The Issuers intend to comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the Issuers comply with the provisions of any such securities laws or regulations, the Issuers will not be deemed to have breached their obligations under the provisions of this Section 4.15.

         Section 4.16 Limitation on Asset Sales. (a) NATG shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless (i) NATG or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith, by Parent's Board of Directors); (ii) at least 75% of the consideration received by the Issuers or the Restricted Subsidiary, as the case may be, from such Asset Sale is received at the time of the disposition and consists of one of the following: (a) cash or Cash Equivalents; (b) any liabilities (as shown on NATG's or such Restricted Subsidiary's most recent balance sheet) of NATG or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, (c)


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

any securities, notes or other obligations received by NATG or any such Subsidiary from such transferee that are converted by NATG or any such Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received); and (d) any combination of the foregoing; (iii) upon the consummation of an Asset Sale, NATG shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; provided, that no such permanent reduction in availability need be made prior to December 15, 2001 to the extent that the Senior Debt being repaid had been borrowed under the acquisition subfacility of the revolving credit facility under the Senior Secured Credit Agreement and/or
(B) to invest in or to acquire other properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used or useful in a Permitted Business ("Replacement Assets") and/or (C) to acquire all or substantially all of the assets of, or all of the voting stock of, another Person engaged in a Permitted Business; provided, that if voting stock is acquired, such Person becomes a Subsidiary Guarantor; provided, that NATG may not sell or otherwise dispose of any Capital Stock of the Corporate Issuer except in compliance with Section 5.1. Pending the final application of any Net Cash Proceeds, NATG or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not otherwise prohibited by this Indenture. On the 366th day after an Asset Sale or such earlier date, if any, as the senior management or Board of Directors, as the case may be, of NATG or such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (iii) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by NATG or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, that if at any time any non-cash consideration received by NATG or any such Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Issuers may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

         (b) In the event of the transfer of substantially all (but not all) of the property and assets of NATG and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the covenant described under
Section 5.1. hereof, the successor corporation shall be deemed to have sold the properties and assets of NATG and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of NATG or such Subsidiaries deemed to be sold pursuant to this paragraph less the fair market value of all liabilities of such Person related to such property and assets not transferred shall be deemed to be Net Cash Proceeds for purposes of this covenant.

         (c) Notwithstanding the foregoing provisions of this covenant, NATG and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such clauses to the extent that: (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and (2) such Asset Sale is for fair market value as determined in good faith by the Board of Directors of Parent; provided, that any consideration not constituting Replacement Assets received by NATG or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this clause (c) shall constitute Net Cash Proceeds subject to the provisions the foregoing provisions of this covenant.

         (d) Notice of each Net Proceeds Offer shall be mailed or caused to be mailed, by first class mail, by NATG or the relevant Subsidiary within 30 days following the applicable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall comply with the procedures set forth in this Indenture. To the extent that the aggregate amount of Securities tendered is less than the Net Proceeds Offer Amount, NATG or the relevant Restricted Subsidiary may use the remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture, and any such remaining Net Cash Proceeds shall thereafter be deemed not to constitute Net Cash Proceeds.

         (e) NATG and its Restricted Subsidiaries intend to comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, NATG and its Restricted Subsidiaries shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this covenant by virtue thereof.

         Section 4.17 Prohibition on Incurrence of Senior Subordinated Debt. NATG shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than the Securities and the Guarantees and Indebtedness owed to an Issuer or a Wholly Owned Restricted Subsidiary of an Issuer) that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of such Person unless such Indebtedness (i) is Incurred by an Issuer or Subsidiary Guarantor and (ii) is by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the obligations of such Issuer or Subsidiary Guarantor under this Indenture, the Securities (in the case of an Issuer) and the Guarantees (in the case of a Subsidiary

Guarantor) to the same extent and in the same manner as such obligations are subordinated to Senior Debt or Guarantor Senior Debt, as applicable.

         Section 4.18 Additional Subsidiary Guarantees. (a) NATG will cause any Subsidiary of NATG that after the Issue Date first becomes a guarantor of an Issuer's obligations under the Senior Secured Credit Agreement to, within 10 days of the date on which it became such a guarantor (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuers' obligations under the Securities and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

         (b) In the event that the Senior Secured Credit Agreement shall no longer be in effect, NATG shall cause any Domestic Restricted Subsidiary of NATG, other than a Receivables Entity or a Restricted Subsidiary that is already a Guarantor, to promptly (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuers' obligations under the Securities and this Indenture on the terms set forth in this Indenture and
(ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

         Section 4.19 Conduct of Business. (a) NATG shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

         (b) The Corporate Issuer shall engage in no business other than the issuance of the Securities. Notwithstanding the foregoing, the Corporate Issuer may engage in those activities that are incidental to (i) the maintenance of is corporate existence in compliance with applicable law, (ii) legal, tax and accounting matters in connection with any of the foregoing activities and (iii) entering into, and performing its obligations under, the Documents to which it is a party.

         Section 4.20 Disposal of Subsidiary Stock. Except for any sale of 100% of the Capital Stock or other equity securities of a Restricted Subsidiary effected in compliance with Section 4.3 and Section 5.1, NATG will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any Restricted Subsidiary of NATG, except (1) to qualify directors if required by applicable law, (2) to an Issuer or Subsidiary Guarantor, and (3) Liens in favor of the lenders under the Senior Secured Credit Agreement.

         Section 4.21 Payments for Consent. NATG will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be


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

paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         Section 4.22 Maintenance of Separate Identity. Parent and NATG shall take all actions required to maintain NATG's status and the status of NATG's Restricted Subsidiaries as separate legal entities from Parent, including, without limitation; (i) not holding NATG or its Restricted Subsidiaries out to third parties as other than entities with assets and liabilities distinct from Parent and Parent's other subsidiaries; (ii) not holding Parent out to be responsible for the debts of NATG or NATG's Restricted Subsidiaries or, other than by reason of owning Voting Securities of NATG, for any decisions or actions relating to NATG; (iii) taking such other actions as are necessary on Parent's part to ensure that all corporate procedures required by Parent's and NATG's respective certificates of incorporation or of formation, as applicable, and by-laws, if applicable, are duly and validly taken; (iv) keeping correct and complete records and books of accounting and corporate minutes; and (v) not acting in any manner that could foreseeably mislead others with respect to NATG's and NATG's Restricted Subsidiaries separate identities.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

         Section 5.1 Merger, Consolidation and Sale of Assets. (a) No Issuer shall, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of such Issuer to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the assets of such Issuer and its Restricted Subsidiaries (determined on a consolidated basis for such Issuer and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) such Issuer shall be the surviving or continuing corporation or (2) the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of such Issuer and its Restricted Subsidiaries substantially as an entirety (for purposes of this paragraph, the "Surviving Entity") (x) shall be a corporation, partnership, trust or a limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of such Issuer to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), such Issuer or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.4; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(ii)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) such Issuer or Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Notwithstanding the foregoing, the merger of an Issuer with an Affiliate incorporated solely for the purpose of reincorporating or similarly reorganizing such in another jurisdiction shall be permitted.

         (b) For purposes of the foregoing paragraph (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of an Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of such Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Issuer.

         (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.16 shall not, and NATG shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person unless: (i) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of such Guarantor under this Indenture and on its Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Parent could satisfy the provisions of clause (ii) of paragraph (a) of this
Section 5.1. Any merger or consolidation of a Guarantor with and into an Issuer (with such Issuer being the surviving entity) or a Guarantor that is a Wholly Owned Subsidiary of an Issuer need only comply with clause (iv) of paragraph (a) of this Section 5.1.

         (d) Notwithstanding anything to the contrary in this Section 5.1, no transaction shall be permitted under this Section 5.1 unless after giving effect thereto, there shall be a co-issuer of the Securities that is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia.

         Section 5.2 Successor Corporation Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of an Issuer in accordance with Section 5.1 in which such Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which such Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

         Section 6.1 Events of Default. Each of the following shall be an "Event of Default":

         (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten or Article Twelve of this Indenture);

         (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by Article Ten or Article Twelve of this Indenture);

         (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 30 days after the Issuers receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

         (d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of NATG or any Restricted Subsidiary of NATG (other than Non-Recourse Debt of a Receivables Entity) or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by NATG or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

         (e) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against NATG or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         (f) Parent, an Issuer, or any of their respective Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing;

         (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Parent, an Issuer or any of their respective Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Parent, an Issuer or any of their respective Significant Subsidiaries, (ii) appoint a Custodian of Parent, an Issuer or any of their respective Significant Subsidiaries or for substantially all of any property of any of them or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (h) (i) any Guarantee or any provision thereof shall cease to be in full force or effect (other than in accordance with its express terms), or (ii) Parent or any other Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee, or (iii) Parent or any other Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee.

         Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in either clause (f) or (g) of Section 6.1 above with respect to an Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding

Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Issuers (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same
(i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Secured Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Secured Credit Agreement or 5 business days after receipt by the Issuers and the Representative under the Senior Secured Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in either clause (f) or (g) of Section 6.1 above with respect to an Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in either clause (f) or (g) of Section 6.1, the Trustee shall have received an Officers' Certificate from each Issuer and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         Section 6.4 Waiver of Past Defaults. Subject to Sections 2.9, 6.7 and 9.2, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of
Section 6.1. Each Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite


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

percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

         Section 6.5 Control by Majority. The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

         Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (5) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

         Section 6.7 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Section 6.8 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any


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

other obligor on the Securities or the Guarantees for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to any Issuer or Guarantor, their respective creditors or property, and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

         First:  to the Trustee for amounts due under Section 7.7;

         Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of ny kind, according to the amounts due and payable on the Securities for interest;

         Third: to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

         Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

         The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

         Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an


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

undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.



                                  ARTICLE SEVEN

                                     TRUSTEE

         Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b)  Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall not be obligated to verify the contents thereof.

         (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph (c) does not limit the effect of paragraph
         (b) of this Section 7.1.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.


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


         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

         Section 7.2  Rights of Trustee.  Subject to Section 7.1:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall to the extent relevant, conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

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

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney.

         (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

         Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their respective Subsidiaries, and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Issuers or the Guarantors in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

         Section 7.5 Notice of Default. If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

         Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), 313(c) and 313(d).

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

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the Commission and each securities exchange, if any, on which the Securities are then listed.

         The Issuers shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA ss. 313(d).

         Section 7.7 Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Issuers shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any claim (whether asserted by the Issuers or any other Person), loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7), including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuers may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, that the Issuers will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without their written consent, which consent will not be unreasonably withheld or delayed. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Securities.

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

         When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.1 occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

         Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

         Section 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting as trustee hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

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

         Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

         Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Issuers and any other obligor of the Securities.

         Section 7.11 Preferential Collection of Claims Against Company. The Trustee, in its capacity as Trustee hereunder shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

         Section 8.1 Termination of the Issuers' Obligations. The Issuers may terminate their obligations in respect of the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this
Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by it hereunder, or if:

         (a) either (i) pursuant to Article Three, the Issuers shall have given notice to the Trustee, and mailed a notice of redemption to each Holder, of the redemption of all of the Securities in accordance with the provisions hereof or
(ii) all Securities have otherwise become due and payable hereunder;

         (b) the Issuers shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender in such amount as is sufficient without

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

consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided, that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt or Guarantor Senior Debt pursuant to the provisions of Article Ten or Twelve, as the case may be;

         (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, this Indenture, the Senior Secured Credit Agreement, any other material agreement or instrument to which Parent or any of its Subsidiaries is a party or by which it is bound;

         (d) the Issuers shall have paid all other sums payable by them hereunder; and

         (e) each Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of such Issuers' obligations in respect of the Securities and this Indenture have been complied with. Each such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects such Issuer.

         Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Securities are no longer outstanding, the Issuers' obligations in Sections 7.7, 8.5 and 8.6 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the Securities and this Indenture except for those surviving obligations specified above.

         Section 8.2 Legal Defeasance and Covenant Defeasance. (a) The Issuers may, at their option by Board Resolution of the Board of Directors of each Issuer, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in
Section 8.3.

         (b) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all

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

its other obligations in respect of such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments prepared by the Issuers acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of premium, if any, and interest on such Securities when such payments are due, (ii) the Issuers' obligations with respect to such Securities under Article Two and Section 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise their option under this paragraph
(b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

         (c) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4 and Sections 4.12 through 4.22 and Article Five hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1(c) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section 8.3 hereof, Sections 6.1(c), 6.1(d) and 6.1(e) shall not constitute Events of Default.

         Section 8.3 Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) hereof to the outstanding Securities:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

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

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations or a combination thereof which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

         (b) in the case of a Legal Defeasance, each Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of a Covenant Defeasance, each Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence and the grant of any Lien securing such incurrence) or insofar as Sections 6.1(f) and 6.1(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence and the grant of any Lien securing such incurrence), the Senior Secured Credit Agreement or any other material agreement or instrument to which Parent or any of its Restricted Subsidiaries is a party or by which Parent or any of its Restricted Subsidiaries is bound;

         (f) each Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

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

         (g) each Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

         (h) each Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt or Guarantor Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of an Issuer between the date of deposit and the 91st day following the deposit and that no Holder is an insider of an Issuer, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

         (i) if at the time, Securities are listed on a national securities exchange, each Issuer shall have delivered to the Trustee and Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge.

         Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above of this Section 8.3 with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

         Section 8.4 Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Issuers.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 hereof the amount of which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, is in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 8.5 Repayment to the Issuers. Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all

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

liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York and mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication and mailing any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

         Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided, that if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.1 Without Consent of Holders. Subject to Section 9.3, the Issuers, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Securities or the Guarantees without notice to or consent of any
Securityholder:

         (1)  to cure any ambiguity, defect or inconsistency;

         (2) to evidence the succession in accordance with Article Five hereof of another Person to an Issuer and the assumption by any such successor of the covenants of such Issuer herein and in the Securities;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (4) to make any other change that does not adversely affect the rights of any Securityholders hereunder in any material respect;

         (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

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

         (6) to add or release any Guarantor pursuant to the terms of this Indenture;

provided that each Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

         Section 9.2 With Consent of Holders. Subject to Sections 6.7 and 9.3, the Issuers, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities or the Guarantees, without notice to any other Securityholders. Subject to Sections 6.7 and 9.3, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Issuers or the Guarantors with any provision of this Indenture, the Securities or the Guarantees without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

         (1) reduce the amount of Securities the Holders of which must consent to an amendment, supplement or waiver;

         (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Securities;

         (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or purchase price therefor;

         (4) make any Securities payable in money other than that stated in the Securities;

         (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment;

         (6) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee in a manner which adversely affects the Holders; or

         (7) release (i) Parent or (ii) any Guarantor that is a Significant Subsidiary of Parent or an Issuer from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment,

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

supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.3 Effect on Senior Debt. No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Article Twelve, as the case may be, of this Indenture, without the consent of such holder.

         Section 9.4 Compliance with TIA. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

         Section 9.5 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuers received before the date on which the Trustee receives Officers' Certificates from the Issuers certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (7) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         Section 9.6 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuers' expense. Alternatively, if the Issuers or the Trustee so determine, in exchange for the Security

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

the Issuers shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.7 Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each Issuer each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Issuers enforceable in accordance with its terms. Such Opinions of Counsel shall be at the expense of the Issuers.

                                   ARTICLE TEN

                           SUBORDINATION OF SECURITIES

         Section 10.1 Securities Subordinated to Senior Debt. Anything herein to the contrary notwithstanding, each Issuer, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of all obligations owing to the Holders in respect of the Securities is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all obligations on Senior Debt (including the obligations with respect to the Senior Secured Credit Agreement). Notwithstanding the foregoing, payments and distributions made relating to the Securities pursuant to the trust described under Article Eight shall not, so long as the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Senior Secured Credit Agreement or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust, be so subordinated in right of payment.

         This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         Section 10.2 Suspension of Payment When Senior Debt Is in Default. (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default"), then no payment or distribution of any kind or character shall be made by or on behalf of the Issuers or any other Person on behalf of any of them with respect to any obligation on or relating to the Securities or to acquire any of the Securities for cash or property or otherwise.

                  (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the

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

instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default") and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period (as defined below), during the 180 days after the delivery of such Payment Blockage Notice (the "Payment Blockage Period"), neither the Issuers nor any other Person on their behalf shall (x) make any payment of any kind or character with respect to any obligation on or with respect to the Securities or (y) acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any period of 360 consecutive days. For all purposes of this Section 10.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.2, such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuers and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder; provided, that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to obligations on the Securities.

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

         Section 10.3 Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of an Issuer. (a) Upon any payment or distribution of assets of the Issuers of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of an Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to an Issuer or its property, whether voluntary or involuntary, all obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any obligation on or relating to the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of an Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

         (b) To the extent any payment of Senior Debt (whether by or on behalf of an Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of an Issuer of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.3, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

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

         (d) The consolidation of an Issuer with, or the merger of an Issuer with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of an Issuer following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Issuer's obligations hereunder in accordance with Article Five hereof.

         Section 10.4 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuers, except under the conditions described in Sections 10.2 and 10.3, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.2 or 10.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the first sentence of Section 10.2(b) or in Section 10.7 (provided, that notwithstanding the foregoing, the Holders receiving any payments made in contravention of
Section 10.2 and/or 10.3 (and any such payments) shall otherwise be subject to the provisions of Section 10.2 and Section 10.3). The Issuers shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuers, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

         Section 10.5 Holders To Be Subrogated to Rights of Holders of Senior Debt. Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuers applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuers, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Issuers and the Holders, be deemed to be a payment by the Issuers to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

         Section 10.6 Obligation of the Issuers Unconditional. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuers, their creditors other than the holders of Senior Debt, and the Holders, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuers other than the holders of the Senior Debt, nor shall anything herein or therein prevent the

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

Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Issuers received upon the exercise of any such remedy.

         Section 10.7 Notice to Trustee. Each Issuer shall give prompt written notice to the Trustee of any fact known to such Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from an Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.7 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 10.8 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of an Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

         Section 10.9 Trustee's Relation to Senior Debt. The Trustee and any agent of an Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the

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
same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

         Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

         Section 10.10 Subordination Rights Not Impaired by Acts or Omissions of an Issuer or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of an Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by an Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuers and any other Person.

         Section 10.11 Securityholders Authorize Trustee To Effectuate Subordination of Securities. Each Holder of Securities by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of an Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of an Issuer, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or its Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or any holder of Senior Debt or its Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         Section 10.12 This Article Ten Not To Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

         Section 10.13 Trustee's Compensation Not Prejudiced. Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                 ARTICLE ELEVEN

                             GUARANTEE OF SECURITIES

         Section 11.1 Unconditional Guarantee. Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis (such guarantees to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuers or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Issuers or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuers to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuers.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against an Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to an Issuer or such Guarantor, any amount paid by an Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

         No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

         Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor on a pro rata basis, based on the net assets of each Guarantor, determined in accordance with GAAP.

         Section 11.2 Limitations on Guarantees. The Obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including without limitation, its guarantee of obligations in respect of the Senior Secured Credit Agreement and any other Guarantor Senior Debt) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

         Section 11.3 Execution and Delivery of Guarantee. To further evidence the Guarantee set forth in Section 11.1, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E, shall be endorsed on each Security authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer of each Guarantor who shall have been duly authorized to so execute by all requisite corporation action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall nevertheless be valid.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

         Section 11.4 Release of a Guarantor. (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by an Issuer, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16, or upon the consolidation or merger of a Guarantor (other than Parent) with or into any Person in compliance with Article Five (in each case, other than to or into an Issuer or an Affiliate of an Issuer), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee will be automatically discharged and released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

         (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor prepared by the Issuers or such Guarantor upon receipt of a request by the Issuers or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying compliance with this Section 11.4; provided, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on Officers' Certificates of the Issuers.

         The Trustee shall execute any documents reasonably requested by the Issuers or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Eleven.

         Except as set forth in Articles Four and Five and this Section 11.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor (other than Parent) with or into an Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor (other than Parent) as an entirety or substantially as an entirety to an Issuer or another Guarantor.

         (c) Notwithstanding the foregoing, the Guarantee of Parent may not be released.

         Section 11.5 Waiver of Subrogation. Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against an Issuer that arise from the existence, payment, performance or enforcement of such Issuer's obligations under the Securities or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against an Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from an Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.5 is knowingly made in contemplation of such benefits.

         Section 11.6 Immediate Payment. Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all obligations in respect of the Securities owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

         Section 11.7 No Set-Off. Each payment to be made by a Guarantor hereunder in respect of the obligations in respect of the Securities shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         Section 11.8 Obligations Absolute. The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

         Section 11.9 Obligations Continuing. The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

         Section 11.10 Obligations Not Reduced. The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

         Section 11.11 Obligations Reinstated. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of an Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of an Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by an Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of an Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

         Section 11.12 Obligations Not Affected. The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

         (a) any limitation of status or power, disability, incapacity or other circumstance relating to an Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting an Issuer or any other Person;

         (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of an Issuer or any other Person under this Indenture, the Securities or any other document or instrument;

         (c) any failure of an Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

         (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against an Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

         (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to an Issuer or any other Person;

         (f) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

         (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of an Issuer or a Guarantor;

         (h) any merger or amalgamation of an Issuer or a Guarantor with any Person or Persons;

         (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations in respect of the Securities or the obligations of a Guarantor under its Guarantee; and

         (j) any other circumstance, including release of the Guarantor pursuant to Section 11.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of an Issuer under this Indenture or the Securities or of a Guarantor in respect of its Guarantee hereunder.

         Section 11.13 Waiver. Without in any way limiting the provisions of
Section 11.1 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on any Issuer, protest, notice of dishonor or non-payment of any of the Obligations, in respect of the securities or other notice or formalities to any Issuer or any Guarantor of any kind whatsoever.

         Section 11.14 No Obligation To Take Action Against the Issuers. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against any Issuer or any other Person or any property of any Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

         Section 11.15 Dealing with the Issuers and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to an Issuer or any other Person;

         (b) take or abstain from taking security or collateral from an Issuer or from perfecting security or collateral of an Issuer;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by an Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

         (d)  accept compromises or arrangements from an Issuer;

         (e) apply all monies at any time received from an Issuer or from any security upon such part of the Issuers' obligations in respect of the Securities as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, an Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

         Section 11.16 Default and Enforcement. If any Guarantor fails to pay in accordance with Section 11.6 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

         Section 11.17 Amendment, Etc. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

         Section 11.18 Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

         Section 11.19 Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

         Section 11.20 No Merger or Waiver; Cumulative Remedies. No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or any Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

         Section 11.21 Survival of Obligations. Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.1 shall survive the payment in full of the obligations of the Issuers in respect of the Securities and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by any Issuer or any Guarantor.

         Section 11.22 Guarantee in Addition to Other Obligations. The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

         Section 11.23 Severability. Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

         Section 11.24 Successors and Assigns. Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

         Section 12.1 Guarantee Obligations Subordinated to Guarantor Senior Debt. Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all obligations owing to the Holders in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all obligations on Guarantor Senior Debt of such Guarantor.

         This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         Section 12.2 Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default. (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt, then no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf with respect to any Guarantee Obligations or to acquire any of the Securities for cash or property or otherwise and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents.

         (b) At any time while any Payment Blockage Period is in existence, neither any Guarantor nor any other Person on any Guarantor's behalf shall (x) make any payment of any kind or character with respect to any obligations on its Guarantee or (y) acquire any of the Securities for cash or otherwise.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.2, such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

         Section 12.3 Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of Such Guarantor. (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

         (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuers of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.3, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

         (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets to another corporation upon the terms and conditions provided in Article Five hereof, and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assumes the Guarantee of such Guarantor hereunder in accordance with Article Five hereof.

         Section 12.4 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent
(i) any Guarantor, except under the conditions described in Sections 12.2 and 12.3, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.2 or 12.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the first sentence of Section 10.2(b) or in Section 12.7 (provided, that notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 12.2 and/or 12.3 (and any such payments) shall otherwise be subject to the provisions of Section 12.2 and
Section 12.3). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

         Section 12.5 Holders of Guarantee Obligations To Be Subrogated to Rights of Holders of Guarantor Senior Debt. Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of Guarantee Obligations of any Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

         Section 12.6 Obligations of the Guarantors Unconditional. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

         Section 12.7 Notice to Trustee. Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Twelve, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from a Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
12.7 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 12.8 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

         Section 12.9 Trustee's Relation to Guarantor Senior Debt. The Trustee and any agent of a Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

         With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

         Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

         Section 12.10 Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt. No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

         Section 12.11 Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations. Each Holder of Guarantee Obligations by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or any holder of Guarantor Senior Debt or its Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         Section 12.12 This Article Twelve Not To Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Guarantees by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

         Section 12.13 Trustee's Compensation Not Prejudiced. Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

         Section 13.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

         Section 13.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Issuers or a Guarantor:
           c/o Orius Corp.
           1401 Forum Way, Suite 400
           West Palm Beach, FL  33401
           Attention:  Robert E. Agres

           Telephone:  561-687-8300
           Facsimile:  561-687-8080

         with a copy to:

           Kirkland & Ellis
           200 E. Randolph Drive, 54th Floor
           Chicago, IL  60601-6636
           Attention:  Dennis M. Meyers

           Telephone:  312-861-2000
           Facsimile:  312-861-2200



         if to the Trustee:

           United States Trust Company of New York
           114 West 47th Street
           New York, New York 10036-1532
           Attention:  Corporate Trust Administration

           Telephone:  212-852-1662
           Facsimile:  212-852-1626

         with a copy to:

           Winston & Strawn
           200 Park Avenue, 42nd Floor
           New York, New York 10166-4193
           Attention: Jeffrey H. Elkin, Esq.

           Telephone: 212-294-6711
           Facsimile: 212-294-4700

         Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that any notice or communication to the Trustee or a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 13.3 Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Guarantees. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

         Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, each Issuer shall furnish to the Trustee at the request of the Trustee:

         (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

         Section 13.5 Officers' Certificates and Opinions of Counsel. (a) Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.8 (which shall contain the statements set forth therein), shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         (b) In the event that Officers' Certificates or Opinions of Counsel are required to be delivered by more than one Person, such Persons may jointly deliver a single Officers' Certificate or Opinion of Counsel as applicable, provided, that in the case of an Officers' Certificate, such Officers' Certificate is signed by two Officers of each Person required to deliver such Officers' Certificate.

         Section 13.6 Rules by Trustee, Paying Agent, Registrar. The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

         Section 13.7 Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

         Section 13.8 Governing Law. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees.

         Section 13.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Parent, the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 13.10 No Recourse Against Others. A director, officer, employee, member, stockholder or incorporator, as such, of Parent or any of its Subsidiaries shall not have any liability for any obligations of the Issuers in respect of the Securities or for any claim based on, in respect of or by reason of such obligations or their creation; provided, that the foregoing shall in no way limit the obligations of any Guarantor in respect of the Guarantees. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         Section 13.11 Successors. All agreements of the Issuers and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 13.12 Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 13.13 Severability. In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 13.14 References to Parent's Board of Directors. In the event that Parent should cease to own and control a majority of the Voting Securities of NATG, all references herein to Parent's Board of Directors shall thenceforth be deemed to be references to NATG's Board of Directors.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.



                              NATG HOLDINGS, LLC


                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Chief Executive Officer and
                                        President


                              ORIUS CAPITAL CORP.


                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: President


                              GUARANTORS:


                              ORIUS CORP.

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Chief Executive Officer and
                                        President


                               NORTH AMERICAN TEL-COM
                               GROUP, INC.

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Chief Executive Officer and
                                        President


                               LISN COMPANY,


                               By /s/ Robert C. Froetscher
                                 -----------------------------------------------
                                 Name: Robert C. Froetscher
                                 Title: Assistant Secretary

                              LISN, INC.,


                              By /s/ Robert C. Froetscher
                                 -----------------------------------------------
                                 Name: Robert C. Froetscher
                                 Title: Assistant Secretary


                              ARION SUB, INC.


                              By /s/ Robert C. Froetscher
                                 -----------------------------------------------
                                 Name: Robert C. Froetscher
                                 Title: Assistant Secretary


                              CATV SUBSCRIBER SERVICES, INC.


                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                              CABLEMASTERS, CORP.


                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                              CHANNEL COMMUNICATIONS, INC.

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                              EXCEL CABLE CONSTRUCTION, INC.

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President

                              MICH-COM CABLE SERVICES
                              INCORPORATED

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President

                              STATE WIDE CATV, INC.


                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                              U.S. CABLE, INC.

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President



                              DAS-CO OF IDAHO, INC.

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                              NETWORK CABLING SERVICES, INC.

                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President

                              SCHATZ UNDERGROUND CABLE,
                              INC.


                              By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President

                               COPENHAGEN UTILITIES &
                               CONSTRUCTION INC.

                               By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                               TEXEL CORPORATION


                               By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President

                               IRWIN TELECOMSERVICES, L.P., F/K/A
                               IRWIN ACQUISITION, L.P.


                               By: SCHATZ UNDERGROUND CABLE,
                               INC., its general partner

                               By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                               IRWIN TELECOM HOLDINGS, INC.

                               By /s/ William J. Mercurio
                                 -----------------------------------------------
                                 Name: William J. Mercurio
                                 Title: Executive Vice President


                               UNITED STATES TRUST COMPANY OF
                                 NEW YORK, as Trustee

                               By /s/ Gerard F. Ganey
                                 -----------------------------------------------
                                 Name: Gerard F. Ganey
                                 Title: Senior Vice President

                                                                      EXHIBIT A




                               NATG HOLDINGS, LLC
                               ORIUS CAPITAL CORP.
                   12 3/4% Senior Subordinated Notes due 2010

                                              CUSIP No.       [144A: 62874L AA4]
                                                            [Reg. S: U62918 AA2]
                                                                [AI: 62874L AB2]

No.                      $

         NATG HOLDINGS, LLC, a Delaware limited liability company, and ORIUS CAPITAL CORP., a Delaware corporation (together the "Issuers", which term includes any successors), for value received jointly and severally promise to pay to CEDE & CO. or registered assigns, the principal sum of $_________________on _______ ___, 2010.

         Interest Payment Dates: August 1 and February 1, commencing August 1, 2000.

         Record Dates:  July 15 and January 15.

         Reference is made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

                                                                       EXHIBIT A
                                                                          Page 2


          IN WITNESS WHEREOF, the Issuers have caused this Security to be signed manually or by facsimile by its duly authorized officers.

         Dated:  February ___, 2000

                                   NATG HOLDINGS, LLC


                                   By_____________________________
                                      Name:
                                      Title:


                                   By_____________________________
                                      Name:
                                      Title:


                                   ORIUS CAPITAL CORP.


                                   By_____________________________
                                      Name:
                                      Title:


                                   By_____________________________
                                      Name:
                                      Title:




                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the 12 3/4% Senior Subordinated Notes due 2010 described in the within-mentioned Indenture.

         Dated:  February ___, 2000

                                   UNITED STATES TRUST COMPANY OF
                                     NEW YORK, as Trustee


                                   By:_____________________________
                                      Authorized Signatory

                                                                       EXHIBIT A
                                                                          Page 3

                              (REVERSE OF SECURITY)

                                NATG HOLDINS, LLC
                               ORIUS CAPITAL CORP.

                        12 3/4% Senior Subordinated Note

                              due February 1, 2010

         1.   Interest.

         The Issuers jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers will pay interest semi-annually on August 1 and February 1 of each year (each, an "Interest Payment Date"), commencing August 1, 2000. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 9, 2000. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

         The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 1.5% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         2.   Method of Payment.

         The Issuers shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3.  Paying Agent and Registrar.

         Initially, the United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

         4.   Indenture.

         The Issuers issued the Securities under an Indenture, dated as of February 9, 2000 (the "Indenture"), among the Issuers, Parent and the other Guarantors named therein and the Trustee.

                                                                       EXHIBIT A
                                                                          Page 4

This Security is one of a duly authorized issue of Securities of the Issuers designated as their 12 3/4% Senior Subordinated Notes due 2010 (the "Securities"). The Securities are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the Issue Date until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuers limited in aggregate principal amount to $300.0 million.

         5.   Subordination.

         The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Issuers, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

         6.   Optional Redemption.

         The Securities will be redeemable, at the Issuers' option, in whole at any time or in part from time to time, on and after February 1, 2005, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on February 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


                    Year                                                         Percentage
                    ----                                                         ----------
2005..................................                                            106.375%
2006..................................                                            104.250%
2007..................................                                            102.125%
2008..................................                                            100.000%

                                                                       EXHIBIT A
                                                                          Page 5
         7.  Optional Redemption upon Equity Offerings.

         At any time, or from time to time, on or prior to February 1, 2003, the Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% aggregate principal amount of the Securities issued pursuant to the Indenture at a Redemption Price equal to 112.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, that after any such redemption the aggregate principal amount of Securities outstanding must equal at least 65% of the aggregate principal amount of the Securities issued pursuant to the Indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Issuers shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

         8.   Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

         If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

         9.   Change of Control Offer.

         Upon the occurrence of a Change of Control, the Issuers will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

         10.  Limitation on Asset Sales.

         The Issuers are, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

         11.  Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

                                                                       EXHIBIT A
                                                                          Page 6

The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

         12.  Persons Deemed Owners.

         The registered Holder of a Security shall be treated as the owner thereof for all purposes.

         13.  Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will, subject to certain requirements, repay the funds to the Issuers at their request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

         14.  Discharge Prior to Redemption or Maturity.

         The Issuers and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

         15.  Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

         16.  Restrictive Covenants.

         The Indenture contains certain covenants that, among other things, limit the ability of the NATG and its Restricted Subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuers to the Issuers, to consolidate, merge or sell all or substantially all of their assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

                                                                       EXHIBIT A
                                                                          Page 7

         17.  Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

         18.  Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with Parent, the Issuers, their subsidiaries and their respective Affiliates as if it were not the Trustee.

         19.  No Recourse Against Others.

         No stockholder, director, officer, member, employee or incorporator, as such, of Parent, the Issuers or any of their subsidiaries shall have any liability for any obligation of the Issuers in respect of the Securities or for any claim based on, in respect of or by reason of, such obligations or their creation; provided, that the foregoing shall in no way limit the obligations of any Guarantor in respect of its Guarantee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         20.  Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

         21.  Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         22.  Governing Law.

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to applicable principles of conflicts of laws.

                                                                       EXHIBIT A
                                                                          Page 8

         23.  CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         24.  Registration Rights.(1)

         Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuers and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 12 3/4% Senior Subordinated Note due 2010 of the Issuers which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Security. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated or the Securities are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         25.  Indenture.

         Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

         26.  Guarantees.

         This Security will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         The Issuers will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
NATG HOLDINGS, INC. and ORIUS CAPITAL CORP. at 1401 Forum Way, Suite 400, West Palm Beach, FL 33401, Attention: Chief Financial Officer.


----------------
(1) Not applicable to Form of Exchange Securities

                                                                       EXHIBIT A
                                                                          Page 9


                                 ASSIGNMENT FORM

 I or we assign and transfer this Security to

 _______________________________________________________________________________

 _______________________________________________________________________________
 (Print or type name, address and zip code of assignee or transferee)

 ______________________________________________________________________________
 (Insert Social Security or other identifying number of assignee or transferee)

 and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.



         Dated: _________________    Signed:  __________________________________

                                             (Sign exactly as name appears on
                                             the other side of this Security)

         Signature Guarantee:      _____________________________________________

                                   Participant in a recognized Signature
                                   Guarantee Medallion Program (or other
                                   signature guarantor program reasonably
                                   acceptable to the Trustee)

                                                                       EXHIBIT A
                                                                         Page 10

         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) February 9, 2002 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

          (1)  ___ to Orius Corp., the Issuers or a subsidiary thereof; or

          (2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          (3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

          (4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

          (5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

          (6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

          (7) ___ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Issuers as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

          ___  The transferee is an Affiliate of the Issuers.

         Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, that if item (3), (4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                                                                       EXHIBIT A
                                                                         Page 11



         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

         Dated:_______________        Signed:___________________________________

                                      (Sign  exactly as name appears on the
                                      other side of this Security)
         Signature
         Guarantee:___________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



         Dated:_______________        __________________________________________

                                  NOTICE: To be executed by an executive officer

                                                                       EXHIBIT A
                                                                         Page 12


                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

     Section 4.15 [ ] Section 4.16 [ ]

     If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________





    Dated: _________________       Signed:  ____________________________

                                            (Sign exactly as name appears on the
                                            other  side of this Security)

    Signature Guarantee:   _______________________________________________

                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B



                                 FORM OF LEGENDS

         Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of its date of issuance, unless otherwise agreed by the Issuer and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ORIUS CORP., THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFER IS BEING MADE TO AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND

                                                                       EXHIBIT B
                                                                          Page 2

"U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Security authenticated and delivered hereunder shall also bear the following legend:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

         Any Temporary Reg. S. Global Security shall bear the following legend:

         THIS SECURITY AND INTERESTS IN THIS SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES
ACT) OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF THIS SECURITY OR INTEREST IN THIS SECURITY MAY BE MADE FOR A PHYSICAL SECURITY OR AN INTEREST IN A PHYSICAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD AND

                                                                       EXHIBIT B
                                                                          Page 3


THE DATE ON WHICH THE PROPER REQUIRED CERTIFICATION RELATING TO SUCH TRANSFER OR EXCHANGE HAS BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

                                                                       EXHIBIT C


                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                              [        ], [ ]

United States Trust Company of New York
114 West 47th Street
New York, New York 10036-1532
Attention: Corporate Trust Administration

Ladies and Gentlemen:

         In connection with our proposed purchase of 12 3/4% Senior Subordinated Notes due 2010 (the "Securities") of NATG HOLDINGS, LLC, a Delaware limited liability company, and ORIUS CAPITAL CORP., a Delaware corporation (together, the "Issuers"), we confirm that:


         1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated February 4, 2000, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

         2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

         3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to Orius Corp., the Issuers or any of their subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the

                                                                       EXHIBIT C
                                                                          Page 2




Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

         5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Issuers such certification, legal opinions and other information as the Trustee and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Issuers, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]



                                            By__________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT D


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                 [      ], [ ]

United States Trust Company of New York
114 West 47th Street
New York, New York 10036-1532
Attention: Corporate Trust Administration


Ladies and Gentlemen:

         In connection with our proposed sale of [$ ] aggregate principal amount of the 12 3/4% Senior Subordinated Notes due 2010 (the "Securities") of NATG HOLDINGS, LLC, a Delaware limited liability company, and ORIUS CAPITAL CORP., a Delaware corporation (together, the "Issuers"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Securities was not made to a person in the United States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                                                                       EXHIBIT D
                                                                          Page 2

         You, the Issuers and counsel for the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                     Very truly yours,

                                                     [Name of Transferor]



                                                     By:____________________
                                                          Authorized Signature

                                                                       EXHIBIT E


                                    GUARANTEE

         For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of February 9, 2000, among NATG Holdings, LLC and Orius Capital Corp., as issuers (collectively, the "Issuers"), the Guarantors named therein and the United States Trust Company of New York, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         This Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Twelve of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

                                                                       EXHIBIT E


         IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:  February ___, 2000

                                   ORIUS CORP.


                                   By_____________________________
                                      Name:
                                      Title:


                                   NORTH AMERICAN TEL-COM
                                   GROUP, INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   LISN COMPANY,


                                   By_____________________________
                                      Name:
                                      Title:


                                   LISN, INC.,


                                   By_____________________________
                                      Name:
                                      Title:


                                   ARION SUB, INC.


                                   By_____________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT E

                                   CATV SUBSCRIBER SERVICES, INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   CABLEMASTERS, CORP.


                                   By_____________________________
                                      Name:
                                      Title:


                                   CHANNEL COMMUNICATIONS, INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   EXCEL CABLE CONSTRUCTION, INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   MICH-COM CABLE SERVICES
                                   INCORPORATED


                                   By_____________________________
                                      Name:
                                      Title:


                                   STATE WIDE CATV, INC.


                                   By_____________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT E
                                   U.S. CABLE, INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   DAS-CO OF IDAHO, INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   NETWORK CABLING SERVICES, INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   SCHATZ UNDERGROUND CABLE,
                                   INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   COPENHAGEN UTILITIES &
                                   CONSTRUCTION INC.


                                   By_____________________________
                                      Name:
                                      Title:


                                   TEXEL CORPORATION


                                   By_____________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT E
                                   IRWIN ACQUISITION, L.P.


                                   By: SCHATZ UNDERGROUND CABLE,
                                   INC., its general partner


                                   By_____________________________
                                      Name:
                                      Title:


                                   IRWIN TELECOM HOLDINGS, INC.


                                   By_____________________________
                                      Name:
                                      Title:

                                TABLE OF CONTENTS


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
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE........................................................................1

   Section 1.1  Definitions.......................................................................................1
   Section 1.2  Incorporation by Reference of TIA................................................................27
   Section 1.3  Rules of Construction............................................................................27
   Section 1.4  Ancillary Agreements.............................................................................28

ARTICLE TWO

THE SECURITIES...................................................................................................28

   Section 2.1  Form and Dating..................................................................................28
   Section 2.2  Execution and Authentication.....................................................................29
   Section 2.3  Registrar and Paying Agent.......................................................................30
   Section 2.4  Paying Agent To Hold Assets in Trust.............................................................30
   Section 2.5  Holder Lists.....................................................................................31
   Section 2.6  Transfer and Exchange............................................................................31
   Section 2.7  Replacement Securities...........................................................................31
   Section 2.8  Outstanding Securities...........................................................................32
   Section 2.9  Treasury Securities..............................................................................32
   Section 2.10  Temporary Securities............................................................................32
   Section 2.11  Cancellation....................................................................................32
   Section 2.12  Defaulted Interest..............................................................................33
   Section 2.13  CUSIP Number....................................................................................33
   Section 2.14  Deposit of Moneys...............................................................................33
   Section 2.15  Book-Entry Provisions for Global Securities.....................................................33
   Section 2.16  Special Transfer Provisions.....................................................................34

ARTICLE THREE

REDEMPTION.......................................................................................................37

   Section 3.1  Notices to Trustee...............................................................................37
   Section 3.2  Selection of Securities To Be Redeemed...........................................................37
   Section 3.3  Notice of Redemption.............................................................................37
   Section 3.4  Effect of Notice of Redemption...................................................................38
   Section 3.5  Deposit of Redemption Price......................................................................38



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



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
   Section 3.6  Securities Redeemed in Part......................................................................39
   Section 3.7  Optional Redemption..............................................................................39

ARTICLE FOUR

COVENANTS........................................................................................................39

   Section 4.1  Payment of Securities............................................................................39
   Section 4.2  Maintenance of Office or Agency..................................................................40
   Section 4.3  Limitation on Restricted Payments................................................................40
   Section 4.4  Limitation on Incurrence of Additional Indebtedness..............................................42
   Section 4.5  Corporate Existence..............................................................................42
   Section 4.6  Payment of Taxes and Other Claims................................................................43
   Section 4.7  Maintenance of Properties and Insurance..........................................................43
   Section 4.8  Compliance Certificate; Notice of Default........................................................43
   Section 4.9  Compliance with Laws.............................................................................44
   Section 4.10  Reports to Holders..............................................................................44
   Section 4.11  Waiver of Stay, Extension or Usury Laws.........................................................45
   Section 4.12  Limitations on Transactions with Affiliates.....................................................45
   Section 4.13  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.........46
   Section 4.14  Limitation on Liens.............................................................................47
   Section 4.15  Change of Control...............................................................................47
   Section 4.16  Limitation on Asset Sales.......................................................................49
   Section 4.17  Prohibition on Incurrence of Senior Subordinated Debt...........................................51
   Section 4.18  Additional Subsidiary Guarantees................................................................51


   Section 4.19  Conduct of Business.............................................................................52
   Section 4.20  Disposal of Subsidiary Stock....................................................................52
   Section 4.21  Payments for Consent............................................................................52
   Section 4.22  Maintenance of Separate Identity................................................................52

ARTICLE FIVE

SUCCESSOR CORPORATION............................................................................................53

   Section 5.1   Merger, Consolidation and Sale of Assets........................................................53
   Section 5.2   Success or Corporation Substituted..............................................................54

ARTICLE SIX

DEFAULT AND REMEDIES.............................................................................................54

   Section 6.1   Events of Default...............................................................................54
   Section 6.2   Acceleration....................................................................................56


                                      (ii)



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                                                                                                               ----

   Section 6.3  Other Remedies....................................................................................56
   Section 6.4  Waiver of Past Defaults...........................................................................56
   Section 6.5  Control by Majority...............................................................................57
   Section 6.6  Limitation on Suits...............................................................................57
   Section 6.7  Rights of Holders To Receive Payment..............................................................57
   Section 6.8  Collection Suit by Trustee........................................................................57
   Section 6.9  Trustee May File Proofs of Claim..................................................................58
   Section 6.10  Priorities.......................................................................................58
   Section 6.11  Undertaking for Costs............................................................................58

ARTICLE SEVEN

TRUSTEE...........................................................................................................59

   Section 7.1  Duties of Trustee.................................................................................59
   Section 7.2  Rights of Trustee.................................................................................60
   Section 7.3  Individual Rights of Trustee......................................................................61
   Section 7.4  Trustee's Disclaimer..............................................................................61
   Section 7.5  Notice of Default.................................................................................61
   Section 7.6  Reports by Trustee to Holders.....................................................................61
   Section 7.7  Compensation and Indemnity........................................................................62
   Section 7.8  Replacement of Trustee............................................................................63
   Section 7.9  Successor Trustee by Merger, Etc..................................................................63
   Section 7.10  Eligibility; Disqualification....................................................................64
   Section 7.11  Preferential Collection of Claims Against Company................................................64

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE................................................................................64

   Section 8.1  Termination of the Issuers' Obligations...........................................................64
   Section 8.2  Legal Defeasance and Covenant Defeasance..........................................................65
   Section 8.3  Conditions to Legal Defeasance or Covenant Defeasance.............................................66
   Section 8.4  Application of Trust Money........................................................................68
   Section 8.5  Repayment to the Issuers..........................................................................68
   Section 8.6  Reinstatement.....................................................................................69

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................................................69

   Section 9.1  Without Consent of Holders........................................................................69
   Section 9.2  With Consent of Holders...........................................................................69
   Section 9.3  Effect on Senior Debt.............................................................................70
   Section 9.4  Compliance with TIA...............................................................................71
   Section 9.5  Revocation and Effect of Consents.................................................................71

                                     (iii)



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

   Section 9.6  Notation on or Exchange of Securities............................................................71
   Section 9.7  Trustee To Sign Amendments, Etc..................................................................72

ARTICLE TEN

SUBORDINATION OF SECURITIES......................................................................................72

   Section 10.1  Securities Subordinated to Senior Debt..........................................................72
   Section 10.2  Suspension of Payment When Senior Debt Is in Default............................................72
   Section 10.3  Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or
                   Reorganization of an Issuer...................................................................73
   Section 10.4  Payments May Be Paid Prior to Dissolution.......................................................75
   Section 10.5  Holders To Be Subrogated to Rights of Holders of Senior Debt....................................75
   Section 10.6  Obligation of the Issuers Unconditional.........................................................75
   Section 10.7  Notice to Trustee...............................................................................75
   Section 10.8  Reliance on Judicial Order or Certificate of Liquidating Agent..................................76
   Section 10.9  Trustee's Relation to Senior Debt...............................................................76
   Section 10.10  Subordination Rights Not Impaired by Acts or Omissions of an Issuer or Holders of Senior Debt..77
   Section 10.11  Securityholders Authorize Trustee To Effectuate Subordination of Securities....................77
   Section 10.12  This Article Ten Not To Prevent Events of Default..............................................77
   Section 10.13  Trustee's Compensation Not Prejudiced..........................................................78

ARTICLE ELEVEN

GUARANTEE OF SECURITIES..........................................................................................78

   Section 11.1  Unconditional Guarantee.........................................................................78
   Section 11.2  Limitations on Guarantees.......................................................................79
   Section 11.3  Execution and Delivery of Guarantee.............................................................79
   Section 11.4  Release of a Guarantor..........................................................................80
   Section 11.5  Waiver of Subrogation...........................................................................80
   Section 11.6  Immediate Payment...............................................................................81
   Section 11.7  No Set-Off......................................................................................81
   Section 11.8  Obligations Absolute............................................................................81
   Section 11.9  Obligations Continuing..........................................................................81
   Section 11.10  Obligations Not Reduced........................................................................81
   Section 11.11  Obligations Reinstated.........................................................................82
   Section 11.12  Obligations Not Affected.......................................................................82
   Section 11.13  Waiver.........................................................................................83
   Section 11.14  No Obligation To Take Action Against the Issuers...............................................83
   Section 11.15  Dealing with the Issuers and Others............................................................83
   Section 11.16  Default and Enforcement........................................................................84
   Section 11.17  Amendment,Etc..................................................................................84
   Section 11.18  Acknowledgment.................................................................................84





                                      (iv)



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
   Section 11.19  Costs and Expenses..............................................................................84
   Section 11.20  No Merger or Waiver; Cumulative Remedies........................................................84
   Section 11.21  Survival of Obligations.........................................................................84
   Section 11.22  Guarantee in Addition to Other Obligations......................................................85
   Section 11.23  Severability....................................................................................85
   Section 11.24  Successors and Assigns..........................................................................85

ARTICLE TWELVE

SUBORDINATION OF GUARANTEE........................................................................................85

   Section 12.1  Guarantee Obligations Subordinated to Guarantor Senior Debt......................................85
   Section 12.2  Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default.....................85
   Section 12.3  Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution,
                   Liquidation or Reorganization of Such Guarantor................................................86
   Section 12.4  Payments May Be Paid Prior to Dissolution........................................................87
   Section 12.5  Holders of Guarantee Obligations To Be Subrogated to Rights of Holders of Guarantor Senior Debt..87
   Section 12.6  Obligations of the Guarantors Unconditional......................................................88
   Section 12.7  Notice to Trustee................................................................................88
   Section 12.8  Reliance on Judicial Order or Certificate of Liquidating Agent...................................89
   Section 12.9  Trustee's Relation to Guarantor Senior Debt......................................................89
   Section 12.10  Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor
                   Senior Debt....................................................................................89
   Section 12.11  Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations..................90
   Section 12.12  This Article Twelve Not To Prevent Events of Default............................................90
   Section 12.13  Trustee's Compensation Not Prejudiced...........................................................90

ARTICLE THIRTEEN

MISCELLANEOUS.....................................................................................................90

   Section 13.1  TIA Controls.....................................................................................90
   Section 13.2  Notices..........................................................................................90
   Section 13.3  Communications by Holders with Other Holders.....................................................92
   Section 13.4  Certificate and Opinion as to Conditions Precedent...............................................92
   Section 13.5  Officers' Certificates and Opinions of Counsel...................................................92
   Section 13.6  Rules by Trustee, Paying Agent, Registrar........................................................93
   Section 13.7  Legal Holidays...................................................................................93
   Section 13.8  Governing Law....................................................................................93
   Section 13.9  No Adverse Interpretation of Other Agreements....................................................93
   Section 13.10  No Recourse Against Others......................................................................93
   Section 13.11  Successors......................................................................................93
   Section 13.12  Duplicate Originals.............................................................................93



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


                                                                                                               Page
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
   Section 13.13  Severability...................................................................................93
   Section 13.14  References to Parent's Board of Directors......................................................94



                                      (vi)

                                                                            Page
                                                                            ----

EXHIBITS
   EXHIBIT A - Form of Security
   EXHIBIT B - Form of Legends
   EXHIBIT C - Form of Certificate to be Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors
   EXHIBIT D - Form of Certificate to be Delivered in Connection with
                  Transfers Pursuant to Regulation S
   EXHIBIT E - Form of Guarantee


                                     (vii)